                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                                    eLoyalty
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[eLoyalty Logo]
                                                      150 Field Drive, Suite 250
                                                     Lake Forest, Illinois 60045
                                          April 10, 2001

Dear eLoyalty Stockholder:

     On behalf of the Board of Directors and management of eLoyalty Corporation, I cordially invite you to attend the 2001 Annual Meeting of eLoyalty's stockholders. The Annual Meeting will be held at 9:00 a.m. Central time on Thursday, May 3, 2001 at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015.

     At this year's Annual Meeting, the agenda includes the proposed election of the one current Class II Director whose term of office expires this year, a proposal to approve an amendment of eLoyalty's broad-based Employee Stock Purchase Plan to increase the number of shares available under the Plan, and a proposal to ratify the appointment of our independent auditing firm. Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     At the Annual Meeting, we also will report on the progress that eLoyalty has made since it became a separate, publicly traded company in February 2000. Stockholders will have an opportunity to comment and ask questions.

     Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and vote promptly. To ensure that your shares are represented at the meeting, whether or not you plan to attend the meeting in person, we urge you to submit a proxy with your voting instructions by telephone, via the Internet or by signing, dating and mailing your proxy card in accordance with the instructions provided on it.


                                          Sincerely,


                                          /s/ Kelly D. Conway
                                          President and Chief Executive Officer

[eloyalty logo]

                              eLOYALTY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 3, 2001

     The Annual Meeting of eLoyalty's stockholders will be held at 9:00 a.m. Central time on Thursday, May 3, 2001, at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois 60015 for the following purposes:

     1. To elect one Class II Director to serve for an ensuing term of three years;

     2. To approve an amendment of the eLoyalty Corporation 1999 Employee Stock Purchase Plan to increase the number of shares of eLoyalty Common Stock available under the Plan from 500,000 to 1,250,000;

     3. To ratify the appointment of PricewaterhouseCoopers LLP as eLoyalty's independent public accountants for the current fiscal year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items are more fully described in the following pages of the Proxy Statement.

     The record date for the Annual Meeting is the close of business on March 20, 2001. Only stockholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at eLoyalty's offices at 150 Field Drive, Suite 250, Lake Forest, Illinois, during normal business hours for ten days prior to the Annual Meeting.

     YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT A PROXY WITH THEIR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY INTEND TO ATTEND THE MEETING IN PERSON. RECORD HOLDERS OF ELOYALTY SHARES AS OF THE RECORD DATE MAY SUBMIT THEIR PROXIES WITH VOTING INSTRUCTIONS BY USING A TOLL-FREE TELEPHONE NUMBER (WITHIN THE U.S. OR CANADA) OR THE INTERNET. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY SUBMIT A PROXY CONTAINING YOUR VOTING INSTRUCTIONS BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID REPLY ENVELOPE.

                                          By Order of the Board of Directors,

                                          [TIMOTHY J. CUNNINGHAM SIG]
                                          Timothy J. Cunningham
                                          Corporate Secretary

Lake Forest, Illinois
April 10, 2001

                       PROXY STATEMENT TABLE OF CONTENTS

                                                                PAGE
                                                                ----
Proxy and Voting Information................................      1
Proposal 1: Director Election...............................      2
     General................................................      2
     Board Committees and Meetings..........................      3
     Compensation of Directors..............................      4
Proposal 2: Approval of Amendment of Employee Stock Purchase
  Plan......................................................      5
     Summary................................................      5
     Description of the Employee Stock Purchase Plan........      5
Proposal 3: Ratification of Selection of Independent Public
  Accountants...............................................      8
Report of the Audit Committee...............................      9
     Audit Committee Composition............................      9
     Audit Committee Activities.............................      9
Other Business..............................................      9
Security Ownership of Certain Beneficial Owners and
  Management................................................     10
     Beneficial Ownership Information.......................     10
     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................     11
Stock Performance Graph.....................................     12
Executive Compensation......................................     13
     Report of the Compensation Committee...................     13
     Compensation Committee Interlocks and Insider
      Participation.........................................     15
     Summary Compensation Table.............................     16
     Option Grants in Fiscal 2000...........................     17
     Option Exercises in Fiscal 2000 and Option Values at
      December 30, 2000.....................................     19
     Option Repricings......................................     20
     Employment Contracts and Employment Termination and
      Change in Control Arrangements........................     20
Certain Relationships and Related Transactions..............     23
     Executive Officers.....................................     23
     Directors..............................................     25
Submission of Stockholder Proposals for 2002................     26
Additional Information......................................     26
Appendix A: eLoyalty Corporation 1999 Employee Stock
  Purchase Plan
     (as Amended and Restated as of February 28, 2001)......    A-1
Appendix B: Audit Committee Charter.........................    B-1

[eLOYALTY LOGO]
                                                            eLoyalty Corporation
                                                      150 Field Drive, Suite 250
                                                     Lake Forest, Illinois 60045

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF STOCKHOLDERS

                          PROXY AND VOTING INFORMATION

     The Board of Directors of eLoyalty Corporation (referred to as "eLoyalty," the "Company" or "we" in this proxy statement) is soliciting your proxy for use at the 2001 Annual Meeting of Stockholders of eLoyalty and any postponements of adjournments thereof (the "Annual Meeting"). These proxy materials are first being mailed to eLoyalty stockholders beginning on or about April 10, 2001.

     WHO MAY VOTE. Holders of record of shares of common stock of eLoyalty, $0.01 par value per share ("eLoyalty Common Stock"), at the close of business on March 20, 2001 (the "Record Date") may vote at the Annual Meeting. On that date, 49,964,740 shares of eLoyalty Common Stock were issued and outstanding and entitled to be voted at the meeting. Each share entitles the holder to one vote.

     HOW TO VOTE. If you are a holder of record of eLoyalty Common Stock (that is, you hold your stock in your own name) on the Record Date, you may submit a proxy with your voting instructions by any of the following methods.

        - THROUGH THE INTERNET: Go to the web address, http://www.proxyvoting.com/ELOY and follow the instructions on the proxy card.

        - BY TELEPHONE: Call 1-800-840-1208 on a touch-tone telephone from anywhere within the United States or Canada and follow the instructions on the proxy card.

        - BY MAIL: Complete, sign and mail the proxy card in the enclosed envelope.

     If you choose to submit your proxy with voting instructions by telephone or through the Internet, you will be required to provide your assigned control number shown on the enclosed proxy card before your proxy will be accepted. In addition to the instructions that appear on the enclosed proxy card, step-by-step instructions will be provided by recorded telephone message or at the designated Web site on the Internet. Once you have indicated how you want to vote, in accordance with those instructions, you will receive confirmation that your proxy has been successfully submitted by telephone or through the Internet.

     If you hold your shares of eLoyalty Common Stock in "street name" through a broker, nominee, fiduciary or other custodian, you should check the voting form used by that firm to determine whether you may vote by telephone or through the Internet. If so, use the different toll-free telephone number and Web site address provided on that firm's voting form for its beneficial owners.

     HOW PROXIES WORK. Giving your proxy means that you authorize the persons named as proxies to vote your shares at the Annual Meeting in the manner you direct. If you sign and return a proxy card without indicating your voting instructions, they will vote your shares FOR the election of the nominee for Director shown under "Director Election" on the following pages, FOR the proposal to increase the number of shares of eLoyalty Common Stock available for purchase under the eLoyalty Corporation 1999 Employee Stock Purchase Plan, and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent public accountants.

     REVOCATION OF PROXIES. You may revoke your proxy at any time before the voting at the Annual Meeting by any of the following methods:

     - submitting a new proxy card that is properly signed with a later date;

     - voting again at a later date by telephone or through the Internet -- your latest voting instructions will be counted and your earlier instructions, using the same procedures, revoked;

     - sending a properly signed written notice of your revocation to the Secretary of the Company, at eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, Attention: Corporate Secretary; or

     - voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy.

     QUORUM. In order to conduct the business of the Annual Meeting, we must have a quorum. A quorum requires the presence, in person or by proxy, of a majority of the 49,964,740 shares of eLoyalty Common Stock outstanding on the Record Date. Proxies that are submitted by brokers as holders of record and that do not indicate a vote for some of the proposals, because the brokers have not received instructions from their customers or other beneficial owners on how to vote on those proposals and do not have discretionary voting authority, are called "broker non-votes." We count abstentions, votes withheld with respect to the election of the Director nominee and broker non-votes as present at the Annual Meeting for the purpose of determining a quorum.

     REQUIRED VOTES. There are differing voting requirements for the various proposals. The nominee for Director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominee who receives the greatest number of votes will be elected as Director. Broker non-votes and instructions to withhold authority to vote for a nominee are not counted for this purpose and will not affect the outcome of the election.

     Each of the other proposals, the proposal to increase the number of shares of eLoyalty Common Stock available for purchase under our 1999 Employee Stock Purchase Plan and ratification of appointment of our independent accountants, requires the approval of a majority of the shares of eLoyalty Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions from voting on these proposals will have the same effect as votes against them. Broker non-votes are not counted for this purpose and will have no effect on the outcome of the vote.

     ATTENDING THE ANNUAL MEETING. If you are a registered holder of eLoyalty Common Stock and you plan to attend the Annual Meeting in person, please retain and bring with you the admission ticket attached to the enclosed proxy card. If you hold your shares in "street name" (in the name of a broker or other nominee) and you do not receive an admission ticket, please bring proof of your ownership of eLoyalty shares with you to the Annual Meeting. A bank or brokerage account statement showing that you owned eLoyalty Common Stock on March 20, 2001 would be acceptable for this purpose.

                         PROPOSAL 1: DIRECTOR ELECTION

GENERAL

     The business and affairs of eLoyalty are managed under the direction of its Board of Directors. The Board of Directors has responsibility for establishing broad corporate policies relating to the overall performance of eLoyalty, rather than day-to-day operating details.

     The Board of Directors is divided into three classes, each of which is elected for a three-year term. Only one class of Directors stands for election at each annual meeting of eLoyalty's stockholders. At the end of 2000, a Director who was then one of two Class II Directors, the class of Directors scheduled to be elected at this year's Annual Meeting, resigned his directorship. In accordance with the Company's By-Laws, the Board of Directors subsequently reduced the total number of Directors constituting the Company's Board of Directors from seven to six. As a result, only one Director, Jay C. Hoag, remains in Class II and has been nominated by the Board to stand at the Annual Meeting for reelection to a three-year term expiring in 2004. If for any reason Mr. Hoag becomes unable or is unwilling to serve at the time of the meeting, the persons named as proxies in the enclosed proxy card will have discretionary authority to vote for a substitute nominee. It is not anticipated that Mr. Hoag will be unavailable for election.

     The following sets forth information regarding the nominee for election as a Director at this Annual Meeting and each Director continuing in office, including his age, present principal occupation, other business experience during at least the last five years, directorships in other publicly held companies and period of service as a Director of eLoyalty.

    NOMINEE FOR ELECTION AS CLASS II DIRECTOR AT THIS ANNUAL MEETING (TO A THREE-YEAR TERM EXPIRING IN 2004):

     Jay C. Hoag, age 42, is a general partner of Technology Crossover Ventures ("TCV"), a venture capital firm located in Palo Alto, California, and has held that position since 1995. From 1982 to 1994, Mr. Hoag served in a variety of capacities at Chancellor Capital Management, Inc., a venture capital firm. Mr. Hoag is on the Board of Directors of Autoweb.com, Inc., Expedia, Inc., and EXE Technologies, Inc., as well as various private companies. He has been a Director of eLoyalty since February 2000.

    CLASS III DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2002:

     Kelly D. Conway, age 44, is the President and Chief Executive Officer of eLoyalty, a position he has held since its incorporation in May 1999. Mr. Conway joined Technology Solutions Company ("TSC"), an ebusiness consulting and system integration company of which eLoyalty formerly was a division, in November 1993 as Senior Vice President, assumed the position of Executive Vice President in July 1995 and became Group President in October 1998. He has been a Director of eLoyalty since May 1999.

     Michael J. Murray, age 56, is the retired President of Global Corporate and Investment Banking at Bank of America Corporation, a banking and financial services company. He held such office from 1998 until his retirement in July 2000. From March 1997 until the BankAmerica-NationsBank merger in 1998, Mr. Murray headed BankAmerica Corporation's Global Wholesale Bank and was responsible for its business with large corporate, international and government clients around the world. Mr. Murray was named a BankAmerica Vice Chairman and head of the United States and International Groups in September 1995. He serves as a Director of CNF Transportation Inc. and Neoforma.com, Inc. Mr. Murray has been a Director of eLoyalty since June 1999.

    CLASS I DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2003:

     Tench Coxe, age 43, is a managing director of the general partner of Sutter Hill Ventures, a venture capital company located in Palo Alto, California, and has held that position since 1987. Mr. Coxe is a Director of Clarus Corporation, Copper Mountain Networks, Inc., NVIDIA Corporation and various private companies. He has been a Director of eLoyalty and the Chairman of the Board of Directors since February 2000.

     John T. Kohler, age 54, is the retired President and Chief Executive Officer of TSC, the ebusiness consulting and system integration company which included eLoyalty as a division prior to its spin-off in February 2000. Mr. Kohler held such office from 1995 until his retirement in February 2000. He joined TSC as Senior Vice President in 1992, was promoted to Executive Vice President and named to the Office of the Chairman in 1993 and became President and Chief Operating Officer in 1994. Mr. Kohler is a Director of Follett Corporation. He has been a Director of eLoyalty since May 1999.

     John R. Purcell, age 69, is the Chairman, President and Chief Executive Officer of Grenadier Associates, Ltd., which offices he has held since 1987. Grenadier Associates is engaged in venture capital investment, merchant banking and merger and acquisition consulting activities. From 1991 until 1997, he also served as Chairman of Donnelley Marketing, Inc., a direct marketing company. Mr. Purcell serves as a Director of Bausch & Lomb, Inc., Omnicom Group Inc. and Journal Register Co. He has been a Director of eLoyalty since June 1999 and served as its Interim Chairman of the Board of Directors from January through mid-February 2000.

BOARD COMMITTEES AND MEETINGS

     The eLoyalty Board of Directors held eight meetings during the fiscal year ended December 30, 2000. During this period, each of the incumbent Directors attended more than 75% of the aggregate number of meetings of the Board of Directors and of the Board Committees on which he served.

     The Board of Directors has two standing committees to assist it in the discharge of its responsibilities: an Audit Committee and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee, which is currently composed of Mr. Murray, as Chairman, and Messrs. Hoag and Kohler, met seven times during the last fiscal year. The Audit Committee reviews the Company's accounting functions, operations and management, its financial reporting process and the adequacy and effectiveness of its internal controls. It also recommends to the Board of Directors the appointment of the independent public accountants for the Company, subject to ratification by the stockholders at their Annual Meeting. In connection with its duties, the Audit Committee periodically meets privately with the Company's independent public accountants.

     The Compensation Committee, whose members are Mr. Coxe, as Chairman, and Mr. Purcell, met seven times during the last fiscal year. The Compensation Committee reviews and acts with respect to stock incentive and other employee benefit plans, and approves or makes recommendations to the Board of Directors with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty.

COMPENSATION OF DIRECTORS

     During eLoyalty's fiscal year ended December 30, 2000, Directors who were not employees of eLoyalty or any of its subsidiaries each received $1,000 for their attendance at each meeting of the Board of Directors or a committee of the Board of Directors. Mr. Hoag declined to accept any such compensation for his service as a member of the Board of Directors or the Audit Committee of eLoyalty, consistent with general TCV policies applicable to service by a TCV partner as a director of a company in which TCV maintains an investment. The Company also reimburses Directors for their travel-related expenses incurred in attending meetings of the Board of Directors and its committees.

     The Board of Directors has subsequently approved adjustments to the cash compensation payable to non-employee Directors. Effective as of January 1, 2001, non-employee Directors are eligible to receive meeting attendance fees of $1,500 per Board meeting, $2,000 per Audit Committee meeting and $1,000 per Compensation Committee meeting ($500 for any Compensation Committee meeting held in tandem with any meeting of the Board of Directors).

     In addition to meeting attendance fees, Non-Employee Directors are eligible to receive automatic grants of stock options under the eLoyalty Corporation 1999 Stock Incentive Plan (the "1999 Stock Incentive Plan"). The 1999 Stock Incentive Plan defines Non-Employee Director to mean any eLoyalty Director (i) who is not an officer or employee of eLoyalty or any of its subsidiaries, or (ii) as of any date prior to the spin-off of eLoyalty from TSC, who was not then an officer or director of either eLoyalty, TSC or any of their respective subsidiaries.

     As originally adopted, the 1999 Stock Incentive Plan provided for each Non-Employee Director to receive: (i) an option to purchase 25,000 shares of eLoyalty Common Stock upon commencement of service as a Director (an "Initial Grant"); and (ii) an option to purchase 6,000 shares of eLoyalty Common Stock on the day following the date of each annual meeting of eLoyalty stockholders during which such service continues (an "Annual Grant"). The 1999 Stock Incentive Plan was amended in December 2000 to increase the number of shares subject to such automatic option awards to 50,000 shares for each Initial Grant and 12,000 shares for each Annual Grant. Stock options granted to Non-Employee Directors have an exercise price per share equal to the fair market value of a share of eLoyalty Common Stock on the grant date and a maximum term of ten years. Vesting occurs ratably over a period of 48 months from the grant date with respect to each Initial Grant and over a period of 12 months from the grant date with respect to each Annual Grant.

     During the last fiscal year, Messrs. Murray and Purcell, as well as Michael
R. Zucchini, a Director who resigned at the end of 2000, each received an option to purchase 3,058 shares of eLoyalty Common Stock, representing a prorated Annual Grant. Mr. Coxe received an option to purchase 25,000 shares of eLoyalty

Common Stock upon his initial election to the Board of Directors. Mr. Hoag declined receipt of the Initial Grant that otherwise would have been awarded to him automatically under the 1999 Stock Incentive Plan, consistent with general TCV policies applicable to service by a TCV partner as a director of a company in which TCV maintains an investment. Mr. Kohler did not receive an option during fiscal year 2000, as he did not constitute a Non-Employee Director within the meaning of the 1999 Stock Incentive Plan at the time the automatic option awards were made.

       PROPOSAL 2: APPROVAL OF AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN

SUMMARY

     The Board of Directors believes stock ownership by employees encourages employees to think and act more like owners and that it is in the best interest of the Company to encourage employee stock ownership by providing an attractive means by which eligible employees can purchase shares of eLoyalty Common Stock. In addition, the Board of Directors believes that the availability of an employee stock purchase program provides added incentive for employees to remain with the Company. For these reasons, in 1999, eLoyalty's Board of Directors, and subsequently TSC as sole stockholder, adopted the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the "Employee Purchase Plan"), which permits eligible employees to purchase shares of eLoyalty Common Stock at a discounted price.

     The Employee Purchase Plan originally provided for the issuance of a maximum of 500,000 shares of eLoyalty Common Stock. As of December 31, 2000, 249,719 shares of eLoyalty Common Stock remained available for issuance under the Employee Purchase Plan. Based on projected share usage, the Company estimates that the Employee Purchase Plan will cease to have any remaining available shares during 2001. The purchase of shares under the Employee Purchase Plan is discretionary, and thus actual share usage will vary depending on the level of employee participation and the price of eLoyalty Common Stock. The Board of Directors believes it is in the best interest of the Company to maintain the Employee Purchase Plan in the future. Accordingly, on February 28, 2001, the Board of Directors adopted, subject to stockholder approval, an amendment to the Employee Purchase Plan increasing the total number of shares of eLoyalty Common Stock available for purchase thereunder from 500,000 to 1,250,000.

DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

     The following is a brief summary of the material terms of the Employee Purchase Plan. This summary is qualified in its entirety by reference to the full text of the Employee Purchase Plan, a copy of which (as amended by the Board of Directors, subject to stockholder approval) is provided in Appendix A.

     GENERAL. The Employee Purchase Plan provides eligible employees with the opportunity to purchase shares of eLoyalty Common Stock at a discounted price. The Employee Purchase Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended. The plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, and is not intended to be, and does not qualify as, a pension, profit sharing or other "qualified" plan under section 401(a) of the Internal Revenue Code.

     ADMINISTRATION. The Employee Purchase Plan is currently administered by the Compensation Committee of the Board of Directors. The Board of Directors, however, may appoint the entire Board or a committee of two or more Directors to administer the plan (with the Compensation Committee or, if so appointed, the Board or such other committee constituting the "Committee" for purposes of the Employee Purchase Plan). The Committee has full power and authority to interpret and administer the Employee Purchase Plan, to establish related rules and regulations, to appoint agents and to take any other action that the Committee deems necessary or desirable to administer the Employee Purchase Plan. The Committee is required to administer the Employee Purchase Plan so that all participants have the same rights and privileges.

     ADJUSTMENTS TO OFFERED SECURITIES. The maximum number of shares authorized for issuance under the Employee Purchase Plan, as initially adopted and as amended, is subject to appropriate adjustment in the event of a stock dividend, stock split, combination or similar event affecting shares of eLoyalty Common

Stock. Shares of eLoyalty Common Stock purchased under the Employee Purchase Plan may be treasury shares, authorized and unissued shares, or a combination thereof.

     ELIGIBILITY. Each employee of the Company (including its eligible subsidiaries), including any officer or Director who is also an employee, is eligible to participate in the Employee Purchase Plan, provided that he or she
(i) has been continuously employed by the Company for at least three months, and
(ii) is customarily employed by the Company for 20 or more hours per week and for more than five months in any calendar year. As of December 30, 2000, the Company had 1,018 employees.

     A person must be eligible on the first day of a purchase period in order to participate in the Employee Purchase Plan during that purchase period. A "purchase period" is a three-month period beginning on the first business day of a calendar quarter and ending on the last business day of the same calendar quarter. No participant or other person will have any rights as a stockholder of eLoyalty with respect to any shares of eLoyalty Common Stock offered under the Employee Purchase Plan unless and until he or she becomes a stockholder of record of such shares.

     BASIS OF PARTICIPATION. Eligible employees may purchase shares of eLoyalty Common Stock at below-market prices at the end of each purchase period, with amounts accumulated through payroll deductions for that purchase period. The amount of an eligible employee's payroll deduction may be stated as a percentage of his or her eligible pay or whole dollar amount, in either case not to exceed 15% of such employee's then current regular wages or salary (before withholding or other deductions) paid by the Company, or such lesser percentage as may be determined by the Committee.

     PURCHASE PRICE. The per share purchase price of eLoyalty Common Stock under the Employee Purchase Plan for a given purchase period is equal to 85% of the fair market value of one share of eLoyalty Common Stock on either the first day of the purchase period or the last day of the purchase period, whichever is less. As of March 20, 2001, the market value of eLoyalty Common Stock was $4.00 per share, the closing price as reported on the Nasdaq National Market.

     LIMITATIONS OF PARTICIPATION. No employee can purchase more than 1,500 shares of eLoyalty Common Stock during any quarterly purchase period (subject to any appropriate antidilution adjustment), nor acquire rights to purchase eLoyalty stock under all employee stock purchase plans of eLoyalty and its subsidiaries at a rate which exceeds $25,000 of fair market value of the stock during a calendar year (as determined in accordance with section 423(b)(8) of the Internal Revenue Code and the rules and regulations thereunder). In addition, no employee can acquire rights to purchase eLoyalty stock under the Employee Purchase Plan if, after the purchase, the employee would own 5% or more of the total combined voting power or value of all classes of stock of eLoyalty. Rights to purchase eLoyalty stock under the Employee Purchase Plan are not transferable.

     PARTICIPATION PROCEDURES -- PURCHASE OF ELOYALTY STOCK. To participate in the Employee Purchase Plan, an eligible employee is required to sign and deliver a payroll deduction authorization to the Company at the time and in the manner specified by the Committee. An employee's authorization will become effective on the first day of the purchase period commencing after it is submitted. A participant may change the amount of his or her payroll deduction by executing and delivering a new payroll deduction authorization, which will become effective on the first day of the purchase period commencing after it is submitted.

     Payroll deductions are credited to a purchase account established for the participant. No interest is credited to an employee's plan account. At the end of each purchase period, the amount in each participant's account will be used to purchase, from eLoyalty, the number of shares of eLoyalty Common Stock determined by dividing the amount in the account by the purchase price for that purchase period, subject to any applicable limits under the Employee Purchase Plan.

     eLoyalty Common Stock purchased under the Employee Purchase Plan will be considered to be issued and outstanding, and credited to the participant, as of the close of business on the last day of each purchase period.

     TERMINATION OF PARTICIPATION. A participant may elect at any time to terminate participation in the Employee Purchase Plan, so long as the election is received by the Company in writing before the last business day of the purchase period for which such termination is to be effective. In addition, a participant's participation in the plan will automatically terminate upon the participant's termination of employment by the Company or its subsidiaries. Promptly following any such termination of participation, the Company will refund to the participant an amount equal to any credit balance in his or her account as of the date of such termination.

     In the event of a Change in Control of eLoyalty, the then current purchase period will end, all participants' plan accounts will be used to purchase shares of eLoyalty Common Stock, and the Employee Purchase Plan will immediately terminate.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors or the Committee may amend the Employee Purchase Plan from time to time for any reason. No amendment, however, may:

     - have a materially adverse effect on any purchase rights then outstanding;

     - decrease the purchase price for any purchase period below 85% of the fair market value of eLoyalty Common Stock on the first day of the purchase period or the last day of the purchase period, whichever is less; or

     - adversely affect the qualification of the Employee Purchase Plan under section 423 of the Internal Revenue Code.

In addition, the Company's stockholders must approve any amendment that:

     - increases the maximum number of shares of eLoyalty Common Stock that may be purchased under the Employee Purchase Plan; or

     - changes the class of employees eligible to participate in the Employee Purchase Plan.

     The Board of Directors or the Committee may terminate the Employee Purchase Plan at any time. The Employee Purchase Plan will automatically terminate when the maximum number of shares of eLoyalty Common Stock available for sale thereunder has been purchased. If, at any time, the number of shares remaining available for purchase under the Employee Purchase Plan is not sufficient to satisfy all then outstanding purchase rights, the Board may determine an equitable basis of apportioning such remaining shares among all participants.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the United States federal income tax consequences that generally will arise with respect to participation in the Employee Purchase Plan and with respect to the sale of eLoyalty Common Stock acquired thereunder. This summary is not exhaustive, and employee stockholders who are eligible to participate in the Employee Purchase Plan are urged to consult their own tax advisors with respect to the specific tax consequences applicable to them.

     The Employee Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code. Under section 423, an eligible employee who elects to participate in the Employee Purchase Plan will not realize any taxable income at the time eLoyalty Common Stock is purchased thereunder for such employee.

     If a participant disposes of eLoyalty Common Stock purchased under the Employee Purchase Plan two years or more after the first day of the purchase period for such stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the lesser of: (a) the excess of the fair market value of the eLoyalty Common Stock at the time of disposition over the purchase price for such stock under the Employee Purchase Plan; and (b) 15% of the fair market value of the eLoyalty Common Stock on the first day of the purchase period. The portion of the gain that is in excess of the amount recognized as ordinary income, if any, is taxed as long-term capital gain. If the eLoyalty Common Stock is disposed of at a price below its purchase price under the Employee Purchase Plan, the loss will be treated as a long-term capital loss. The Company will not be entitled to any deduction with respect to a disposition of eLoyalty Common Stock occurring under these circumstances.

     If a participant disposes of eLoyalty Common Stock purchased under the Employee Purchase Plan within two years after the first day of the purchase period for such stock, the participant will recognize compensation taxable as ordinary income, and eLoyalty will be entitled to a corresponding deduction, in an amount equal to the excess of the fair market value of the eLoyalty Common Stock on the last day of the purchase period over the purchase price of such eLoyalty Common stock under the Employee Purchase Plan, even if the participant sells the stock at a price lower than what he or she paid for it. The participant's cost basis in the eLoyalty Common Stock for federal income tax purposes will be increased by the amount of the ordinary income recognized by such participant. In addition, on the disposition of the eLoyalty Common Stock, a participant will recognize capital gain or loss equal to the difference between the disposition price of such eLoyalty Common Stock and his or her cost basis in such eLoyalty Common Stock, as so increased. The Company will not be entitled to any deduction with respect to the amount recognized by such participant as capital gain.

     SECURITIES ACT REGISTRATION. If eLoyalty stockholders approve the amendment to increase the number of shares of eLoyalty Common Stock available under the Employee Purchase Plan, the Company intends to register the issuance and sale of such additional shares of eLoyalty Common Stock under the Securities Act of 1933 as promptly as practicable after stockholder approval.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN.

    PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP ("PwC") as independent public accountants to audit the consolidated financial statements of the Company for the current fiscal year ending December 29, 2001. PwC has served as independent public accountants for the Company during fiscal 2000.

     A proposal will be presented at the Annual Meeting to ratify the appointment of PwC as eLoyalty's independent public accountants. One or more members of the firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the Company's stockholders do not ratify this appointment at the Annual Meeting, other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

AUDIT FEES

     To date, PwC has billed the Company $375,066 for professional services rendered by PwC for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended December 30, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PwC has not billed the Company any amounts for, and has not performed, any professional services relating to information technology matters as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X during the fiscal year ended December 30, 2000.

ALL OTHER FEES

     During the fiscal year ended December 30, 2000, PwC billed the Company $469,306 for all services rendered by PwC during fiscal 2000, other than those described above under "Audit Fees."

                         REPORT OF THE AUDIT COMMITTEE

AUDIT COMMITTEE COMPOSITION

     The composition of the Audit Committee complies with the amended listing standards for The Nasdaq Stock Market, Inc. adopted by the National Association of Securities Dealers, Inc. in December 1999.

     Mr. Murray, the Audit Committee Chairman, and Mr. Hoag are considered independent as defined in The Nasdaq Stock Market's amended listing standards.

     In connection with its appointment of Mr. Kohler to the Audit Committee in May 2000, the Board of Directors was aware that Mr. Kohler would not be deemed independent under The Nasdaq Stock Market's amended rules as a result of his position as President and Chief Executive Officer of TSC within the past three years and his receipt of compensation from TSC in excess of $60,000 during 1999, other than compensation for board service or non-discretionary compensation. The Board, however, determined (as is permitted by The Nasdaq Stock Market's rules) that Mr. Kohler's appointment would nonetheless be in the best interests of the Company and its stockholders in light of his substantial experience with accounting and financial reporting matters affecting information technology services firms and his specific past familiarity with the business conducted by the Company while it was a business unit within TSC.

AUDIT COMMITTEE ACTIVITIES

     The Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix B to this proxy statement.

     The Audit Committee has reviewed and discussed with the Company's management and PwC the audited financial statements of the Company contained in the Company's Annual Report to Stockholders for the fiscal year ended December 30, 2000. The Audit Committee also has discussed with PwC the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

     The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, entitled "Independence Discussions with Audit Committee," and has discussed with PwC its independence. The Audit Committee also has considered whether the provision of information technology services and other non-audit services to the Company by PwC is compatible with maintaining its independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 filed with the Securities and Exchange Commission on March 20, 2001.

    Michael J. Murray, Audit Committee Chair
     Jay C. Hoag, Audit Committee Member
     John T. Kohler, Audit Committee Member

                                 OTHER BUSINESS

     The Board of Directors does not know of any further business to be presented at the Annual Meeting. However, should any other matters requiring a vote of eLoyalty stockholders arise, the persons named as proxies in the enclosed proxy card intend to vote on those matters in accordance with their judgment as to the best interests of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP INFORMATION

     To the Company's knowledge, the following table sets forth information regarding beneficial ownership of outstanding eLoyalty Common Stock as of March 20, 2001, except as otherwise indicated, by: (i) each person or group that beneficially owns more than 5% of the outstanding shares of eLoyalty Common Stock; (ii) each of the five executive officers of the Company named in the Summary Compensation Table appearing later in this proxy statement; (iii) each of the Directors of the Company; and (iv) all executive officers and Directors of the Company as a group. The shares shown as beneficially owned by all Directors and executive officers as a group include shares beneficially owned by persons who joined the Company or otherwise became executive officers during fiscal 2001 prior to March 20, 2001. Except as otherwise indicated below, each owner has sole voting and investment power with respect to all shares listed as beneficially owned.

                                                               NUMBER OF SHARES OF
                                                                  COMMON STOCK
           NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED(1)    PERCENT OF CLASS(1)
           ------------------------------------               ---------------------    -------------------
Jay C. Hoag, Richard H. Kimball and various entities
  associated with Technology Crossover Ventures...........          6,946,740(2)              13.90%
c/o Technology Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301
Massachusetts Financial Services Company..................          5,554,520(3)              11.12%
500 Boylston Street
Boston, MA 02116
GeoCapital, LLC...........................................          3,106,361(4)               6.22%
825 Third Avenue
New York, NY 10022-7519
Kelly D. Conway...........................................            680,060(1)               1.35%
Tench Coxe................................................          1,985,966(1)(5)            3.97%
John T. Kohler............................................            618,354(1)               1.23%
Michael J. Murray.........................................            320,839(1)                  *
John R. Purcell...........................................            668,882(1)(6)            1.34%
Timothy J. Cunningham.....................................             10,321                     *
Craig B. Lashmet..........................................            261,799(1)                  *
N. Vaughan Thomas.........................................                  0                     *
Christopher J. Danson.....................................             90,825(1)(7)               *
All directors and executive officers as a group
  (15 individuals)(1).....................................         12,015,143(1)              23.20%

-------------------------
 *  Less than 1%

(1) Includes shares of eLoyalty Common Stock that may be acquired within 60 days after March 20, 2001 through the exercise of stock options outstanding as of such date, as follows: Mr. Conway, 578,895 shares; Mr. Coxe, 7,292 shares; Mr. Kohler, 418,301 shares; Mr. Murray, 147,423 shares; Mr. Purcell, 50,385 shares; Mr. Lashmet, 199,470 shares; Mr. Danson, 57,311 shares (including 807 shares that may be acquired by his spouse through the exercise of her employee stock options); and all directors and executive officers as a group, 1,826,646 shares. With respect to each of these individuals and such group, these shares have been deemed to be outstanding in computing the percent of class in the preceding table.

(2) Messrs. Hoag and Kimball are the two managing members of Technology Crossover Management III, L.L.C. ("TCM III") and Technology Crossover Management IV, L.L.C. ("TCM IV"). TCM III is the managing general partner of TCV III (GP) and the sole general partner of TCV III, L.P., TCV III (Q),

     L.P., and TCV III Strategic Partners, L.P. (the "TCV III Funds"), and TCM IV is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (the "TCV IV Funds"). Each of the TCV III Funds and the TCV IV Funds (collectively, the "TCV Funds") hold of record shares of eLoyalty Common Stock, and TCM III and TCM IV may be deemed to have sole voting and investment power with respect to the shares of eLoyalty Common Stock held by the TCV III Funds and the TCV IV Funds, respectively. As a result of their position as the managing members of TCM III and TCM IV, each of Messrs. Hoag and Kimball may be deemed to have sole investment power and shared voting power over all shares of eLoyalty Common Stock held by the TCV Funds. All of the shares of eLoyalty Common Stock shown in the preceding table as beneficially owned by Messrs. Hoag and Kimball are held of record by the TCV Funds. TCM III and TCM IV and Messrs. Hoag and Kimball disclaim beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The number of shares of eLoyalty Common Stock held of record by each of the TCV Funds as of March 20, 2001 are as follows: TCV III (GP), 13,736 shares; TCV III, L.P., 65,247 shares; TCV III (Q), L.P., 1,734,188 shares; TCV III Strategic Partners, L.P., 78,519 shares; TCV IV, L.P., 4,872,147 shares (9.75% of the outstanding shares); and TCV IV Strategic Partners, L.P., 182,903 shares.

(3) This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on February 12, 2001 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2000. Based on the information contained therein, Massachusetts Financial Services Company beneficially owns and has sole investment power with respect to 5,554,520 shares, some of which are also beneficially owned by certain other unnamed entities, and has sole voting power with respect to 4,737,816 shares.

(4) This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13G filed with the SEC on March 29, 2001 with respect to eLoyalty Common Stock beneficially owned as of December 31, 2000. Based on the information contained therein, GeoCapital, LLC beneficially owns and has sole investment power and no voting power with respect to 3,106,361 shares of eLoyalty Common Stock.

(5) Mr. Coxe is one of six Managing Directors of the general partner of each of Sutter Hill Ventures L.P., a California limited partnership, Sutter Hill Entrepreneurs Fund (AI), L.P., and Sutter Hill Entrepreneurs Fund (QP), L.P., which hold of record 1,976,369 shares, 221 shares and 560 shares, respectively, of eLoyalty Common Stock. In such capacity, Mr. Coxe is deemed to have shared voting and investment power over all shares of eLoyalty Common Stock held of record by such partnerships. Mr. Coxe disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such limited partnerships. The number of shares shown in the table also includes 1,524 shares held directly by Mr. Coxe, as to which he has sole voting and investment power.

(6) Includes 33,437 shares of eLoyalty Common Stock held of record by Mr. Purcell's spouse. Mr. Purcell disclaims beneficial ownership of such shares.

(7) Includes 2,830 shares of eLoyalty Common Stock held of record by Mr. Danson's spouse, including 807 shares that may be acquired by her within 60 days following March 20, 2001 through the exercise of employee stock options outstanding as of such date. Mr. Danson disclaims beneficial ownership of such shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, as well as any persons who beneficially own more than 10% of eLoyalty Common Stock, to file with the SEC initial reports and reports of changes in beneficial ownership of such stock. Persons subject to
Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

     Based on its review of copies of such reports filed through or furnished to the Company and on written representations from reporting persons that no other reports were required, the Company believes that, during fiscal 2000, all required Section 16(a) reports from persons subject to Section 16(a) reporting obligations during such period were filed on a timely basis, except for the following. Due to an administrative oversight, a Form 5 was filed late on behalf of Christopher J. Danson, the Company's Senior Vice President, Research and Development, to report his initial beneficial ownership of eLoyalty Common Stock and options and the cancellation of an employee stock option, a grant of restricted stock, the monthly surrender of shares to the Company in satisfaction of Mr. Danson's tax withholding obligations upon the pro rata release of such restricted shares commencing August 2000, and the grant of an employee stock option to Mr. Danson's spouse.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on eLoyalty Common Stock with the cumulative total return on (i) the Nasdaq Market Index, and (ii) a peer group of other publicly traded information technology consulting companies (the "Peer Group Index"). Cumulative total stockholder return is based on the period from February 16, 2000 (the initial date of regular way trading of eLoyalty Common Stock on The Nasdaq Stock Market, Inc. following eLoyalty's spin-off from TSC and registration under the Securities Exchange Act of 1934) through eLoyalty's fiscal year end on Saturday, December 30, 2000. The comparison assumes that $100 was invested on February 16, 2000 in each of eLoyalty Common Stock, the Nasdaq Market Index and the Peer Group Index, and that any and all dividends were reinvested.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                           FOR ELOYALTY CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

[PERFORMANCE GRAPH]

                COMPANY/INDEX(1)                 2/16/00    3/31/00    6/30/00    9/30/00    12/30/00
                ----------------                 -------    -------    -------    -------    --------
    eLoyalty Corporation.....................       $100     $60.63     $32.38     $32.38      $16.43
    Peer Group Index(2)......................        100      92.16      81.10      48.57       14.03
    Nasdaq Market Index......................        100      98.83      85.01      78.44       52.71

-------------------------
(1) Notwithstanding anything to the contrary in any of eLoyalty's other filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, before or after the date of this proxy statement, that incorporate future SEC filings made by eLoyalty, neither the preceding information under "Report of the Audit Committee" and "Stock Performance Graph" nor the following "Report of the Compensation Committee" under "Executive Compensation" will be incorporated by reference into any of those filings.

(2) The Peer Group Index consists of DiamondCluster International, Inc., Proxicom, Inc., Sapient Corporation, Scient Corporation, Tanning Technology Corporation and Viant Corporation.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for overseeing the Company's executive compensation programs. The Compensation Committee approves or presents recommendations to the Board with respect to the salary and annual incentive compensation of, and stock awards for, executive officers of eLoyalty. The Compensation Committee generally approves performance goals for executive officer bonus awards, reviews attainment of such goals and approves the actual bonus award payments. In addition, the Compensation Committee administers eLoyalty's stock-based incentive plans and establishes and reviews general policies relating to compensation and benefits of employees of eLoyalty. The Compensation Committee is composed entirely of Directors who are not officers or employees of the Company.

     COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation programs must attract, motivate and retain the talented people necessary to meet the Company's current and future leadership needs. The Company's pay practices are designed to attract achievement-oriented people who demonstrate individual and team commitment to superior performance and improved stockholder value. Specific objectives of the Company's compensation programs are to:

     - Support the Company's efforts to develop, attract and retain talented leaders and professionals;

     - Match the Company's compensation programs to its business strategies;

     - Emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to achievement of financial goals and other critical objectives; and

     - Align the financial interests of executive officers with those of stockholders by providing significant equity-based, long-term incentives.

     COMPENSATION COMPONENTS AND FISCAL 2000 DETERMINATIONS

     The three major components of executive officer compensation are: (i) base salary, (ii) annual incentive awards, and (iii) long-term, equity-based incentive awards. Each of these elements is consistent with the goals of the Company's compensation programs.

     BASE SALARY: The Compensation Committee believes base salaries should be established based on the competitive marketplace for the specific responsibilities of the position as well as the experience, knowledge and demonstrated performance of the individual. These principles were followed, for example, when establishing base salaries for Messrs. Cunningham and Thomas, hired in 1999 and 2000, respectively, from the external marketplace. Base salaries for executive officers continuing in office from the Company's formation in 1999 were not increased during 2000 or 1999 from their respective levels set as of an October 1998 TSC salary increase which was determined in accordance with the then applicable policies and principles of TSC. The Compensation Committee believed that the base salaries of these executive officers continued to be competitive during fiscal 2000 and therefore did not make any adjustments to them, preferring instead to increase the amount of their pay at risk. The base salary amounts paid during fiscal 2000 to the executive officers named in the Summary Compensation Table that follows are shown in the "Salary" column of such table.

     ANNUAL INCENTIVE AWARDS: Annual incentives are based on attainment of key strategic and financial goals identified at the beginning of each annual performance period that are specific to the executive officer to whom they relate. Measured achievement of such goals may be formulaic, based on specific quantifiable results and pre-determined payout matrices, or may require subjective evaluation. A greater aggregate weighting is typically placed on those goals for which performance achievement is objectively measurable. Strategic and financial goals established for the 2000 fiscal year, for which applicability and weighting varied by executive officer, related to net income, profit contribution margin, service line revenue, accounts receivable management, cost management, voluntary employee turnover, new business initiatives, and leadership. Notwithstanding the above, the Compensation Committee retains discretion to adjust, upward or downward, the annual incentive award payout amounts.

     The Compensation Committee establishes target bonuses for each executive officer based largely on position responsibilities, but may also consider other factors such as an individual's experience, knowledge and demonstrated performance. Target bonuses for executive officers for the 2000 fiscal year ranged from 40% to 110% of base salary, depending on the individual executive's position, responsibilities and experience. For fiscal 2000, the Compensation Committee increased the target percentage of pay at risk, for each executive officer in office at the beginning of the year, to between 80% to 110% of base salary. Prior to 2000, executive bonuses ranged from 40% to 50% of base salary. In its judgment, the Compensation Committee believes that the increase in potential cash compensation was warranted to recognize the additional responsibilities assumed by the executive officers when eLoyalty became an independent, public company, with the need to develop, install and operationalize new infrastructure systems and processes. Furthermore, the Compensation Committee believes that providing such additional cash compensation through the at-risk component reinforces the principle that a significant portion of pay should be at risk and strengthens the link between pay and performance. Actual annual incentive awards paid may be equal to, more than or less than the targeted amounts, depending on how actual results compare with pre-established strategic and financial goals. Actual bonus awards for the 2000 fiscal year were higher as compared to the 1999 fiscal year, as a result of the increased percentage of pay at risk and payment of bonus awards which ranged from 75% to 150% of target, depending on achieved performance and the exercise of Compensation Committee discretion. Annual incentive awards to the executive officers named in the Summary Compensation Table in respect of fiscal 2000 are shown in the "Bonus" column of the Summary Compensation Table.

     LONG-TERM, EQUITY-BASED INCENTIVE AWARDS: The goal of the Company's long-term, equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Generally, the Board of Directors, with the recommendation of the Compensation Committee, or the Compensation Committee determines the size of long-term, equity-based incentives based on each individual's position within the Company and determines a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Board and the Compensation Committee take into account an individual's recent performance, his or her potential for future responsibility and promotion, and historical award levels. The relative weight given to each of these factors varies among individuals at the discretion of the Board and the Compensation Committee.

     On February 10, 2000, Messrs. Conway, Cunningham, Danson and Lashmet received grants of options to purchase 175,000, 20,000, 50,000 and 125,000 shares of eLoyalty Common Stock, respectively, under the 1999 Stock Incentive Plan, at a per share option exercise price of $36.63. The Compensation Committee subsequently approved the issuance of restricted stock on July 1, 2000 in exchange for the cancellation of the February option grants at an exchange ratio of one restricted share for each two option shares cancelled. See "Option Repricings--Compensation Committee Discussion" appearing later in this "Executive Compensation" section.

     Mr. Thomas received an option award under the 1999 Stock Incentive Plan to purchase 350,000 shares of eLoyalty Common Stock at an exercise price of $12.75 per share, the fair market value of eLoyalty Common Stock on the date of grant, in connection with the July 2000 commencement of his employment by the Company. He did not receive any restricted stock award during fiscal 2000.

     CEO COMPENSATION

     Mr. Conway's base salary, annual incentive award payout and grants of equity based incentive awards were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive Awards" and "Long-Term, Equity-Based Incentive Awards" sections of this report. His base salary was last increased in October 1998 in accordance with the then applicable policies and principles of TSC. Mr. Conway's target annual incentive award was increased effective for fiscal 2000 from 50% to 110% of his salary in recognition of his additional responsibilities as President and Chief Executive Officer of an independent, publicly traded company.

His target annual incentive award reflected financial and operating metrics, including ones relating to net income, direct report performance (including their attainment of margin and revenue goals), voluntary employee turnover, development and successful launch of new strategic solutions offerings, and infrastructure build-out as a stand-alone company. The actual bonus award paid to Mr. Conway for the 2000 fiscal year was $538,100, or 112% of his base salary. This reflected above-target performance, based in part on the launch of new strategic services offerings, successful implementation of the Company's infrastructure build-out and management organization design, and net income and revenue growth achievements.

     In February 2000, Mr. Conway was granted a stock option to purchase 175,000 shares of eLoyalty Common Stock, which he later agreed to surrender in exchange for an award of 87,500 shares of restricted stock under the 1999 Stock Incentive Plan. In addition, in accordance with the Promissory Note of Mr. Conway dated November 12, 1998, $328,261 in aggregate principal and interest was forgiven during fiscal 2000 in respect of a $1.2 million original principal amount loan made by TSC to Mr. Conway in 1998 (which was subsequently assumed by eLoyalty in connection with the spin-off).

     DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate tax deduction for compensation paid to executive officers named in the Summary Compensation Table to $1 million, unless certain exceptions apply. The 1999 Stock Incentive Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that Plan should qualify as performance-based compensation that would therefore be exempt from the $1 million limit. Compensation deemed paid in connection with the vesting of restricted stock does not qualify as performance-based compensation under section 162(m) and thus is subject to the $1 million limit. The Compensation Committee believes it is appropriate to retain discretion to determine bonus awards paid to the Company's executive officers and thus such bonuses do not qualify as performance-based compensation under section 162(m) and are subject to the $1 million limit on deductibility. The Compensation Committee believes that there may be some situations in which it is appropriate or necessary to provide compensation in excess of the $1 million limit to attract or retain critical talent and that the benefits of retaining flexibility and discretion under its pay programs outweigh the limited risk of loss of tax deductions under section 162(m).

     Tench Coxe, Compensation Committee Chair
     John R. Purcell, Compensation Committee Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of eLoyalty's Board of Directors currently consists of Mr. Coxe, as Chairman, and Mr. Purcell. Neither Mr. Coxe nor Mr. Purcell is a current or former officer or employee of eLoyalty. During the last fiscal year, no executive officer of eLoyalty served on the board of directors or compensation committee of any other company, one of whose executive officers served as a Director or member of the Compensation Committee of eLoyalty.

     Mr. Coxe is a managing director of the general partner of Sutter Hill Ventures L.P., a California limited partnership involved in venture capital activities. Sutter Hill Ventures L.P. has agreed with eLoyalty, various TCV funds and a fund affiliated with Bain Capital to participate in a new venture fund to be sponsored by eLoyalty. Sutter Hill Ventures L.P. has made a capital commitment of $5.1 million (approximately 17% of the total committed capital) to this new fund, eLoyalty Ventures, L.L.C., pursuant to an Operating Agreement providing for its formation, management and operation. In the Operating Agreement, eLoyalty, through a limited liability company in which it and certain of its officers are expected to invest, has made a capital commitment of $14.7 million (or approximately 49% of the total committed capital). No capital contributions have yet been made to eLoyalty Ventures. In addition, as disclosed under "Security Ownership of Certain Beneficial Owners and Management," as of March 20, 2001, Sutter Hill Ventures L.P. and other affiliated funds collectively owned approximately 3.97% of the then outstanding eLoyalty Common Stock. See "Certain Relationships and Related Transactions -- Directors."

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation earned by eLoyalty's President and Chief Executive Officer and the four other most highly compensated executive officers of eLoyalty during the two fiscal years ended December 30, 2000 and December 31, 1999, the seven-month period ended December 31, 1998 and the fiscal year ended May 31, 1998. The position identified in the table for each person is that person's current position at eLoyalty. The people listed in the table below are sometimes referred to as "Named Executive Officers."

                                                                                LONG TERM COMPENSATION
                                                                      ------------------------------------------
                                              ANNUAL COMPENSATION     RESTRICTED    SECURITIES
                                  FISCAL      --------------------      STOCK       UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL POSITION       YEAR        SALARY      BONUS      AWARDS(5)      OPTIONS        COMPENSATION
 ---------------------------      ------       ------      -----      ----------    ----------      ------------
Kelly D. Conway...............     2000       $480,000    $538,100    $1,115,625     175,000(6)       $333,361(11)
  President and                                                                      583,221(7)
  Chief Executive Officer          1999       $480,000    $266,573    $        0     625,000          $387,303
                                   1998(3)    $266,667    $120,000    $        0      65,000(8)       $  2,800
                                   1998(4)    $440,000    $100,000    $        0     135,000(8)       $  2,000
Timothy J. Cunningham.........     2000       $270,000    $240,700    $  127,500     120,000(9)       $  5,100(12)
  Senior Vice President,           1999       $ 34,788    $      0    $        0                      $      0
  Chief Financial Officer and
  Corporate Secretary(1)
Christopher J. Danson.........     2000       $260,000    $192,000    $  318,750      50,000(6)       $ 44,123(13)
  Senior Vice President,                                                              61,096(7)
  Research and Development         1999       $260,000    $129,438    $        0     100,000          $  4,800
                                   1998(3)    $145,000    $ 57,000    $        0      30,750(8)       $  2,800
                                   1998(4)    $200,000    $ 50,000    $        0      15,750(10)      $  2,000
Craig B. Lashmet..............     2000       $400,000    $300,000    $  796,875     125,000(6)       $  4,938(12)
  Senior Vice President,                                                             214,145(7)
  North American Operations        1999       $400,000    $211,448    $        0     350,000          $  4,167
                                   1998(3)    $226,667    $ 90,000    $        0      97,750(8)       $  2,431
                                   1998(4)    $340,000    $ 95,000    $        0      33,750(10)      $  1,737
N. Vaughan Thomas.............     2000       $195,911    $249,749    $        0     350,000          $296,000(14)
  Senior Vice President,
  International Operations(2)

-------------------------
 (1) Mr. Cunningham commenced his employment with eLoyalty on November 15, 1999.

 (2) Mr. Thomas commenced his employment with the U.K. subsidiary of eLoyalty on July 3, 2000. Mr. Thomas receives his annual cash compensation in U.K. pounds sterling. The cash compensation reported for him in the above table reflects conversion of the aggregate sums into U.S. dollars at the conversion rate as of December 30, 2000 of L1.00 = $1.4955.

 (3) The compensation figures reported cover the transition period from June 1, 1998 through December 31, 1998.

 (4) The compensation figures reported cover the fiscal year ended May 31, 1998.

 (5) Restricted stock awards under the 1999 Stock Incentive Plan were made in exchange for the cancellation of eLoyalty stock options granted in February 2000. The column shows the market value of the restricted stock awards on the date of grant, based on the $12.75 per share closing price of eLoyalty Common Stock on July 1, 2000, the date on which the shares of restricted stock were granted. The number of shares granted to the Named Executive Officers, except Mr. Thomas, on July 1, 2000 was as follows: Mr. Conway, 87,500 shares; Mr. Cunningham, 10,000 shares; Mr. Danson, 25,000 shares; and Mr. Lashmet, 62,500 shares. The restrictions on the shares awarded lapse over a sixty-month period in approximately equal installments beginning on the one-month anniversary of the grant date. On December 30, 2000, the Named Executive Officers, except Mr. Thomas, held shares of restricted stock, with a value at such date, as follows: Mr. Conway, 80,205 shares, $518,830; Mr. Cunningham, 9,165 shares, $59,287; Mr. Danson, 22,915 shares, $148,233; and Mr. Lashmet, 57,290 shares, $370,598. In the event dividends are paid to owners of eLoyalty Common Stock, dividends would be paid on the restricted shares in the same amount and at the same time as paid to other owners of eLoyalty Common Stock.

 (6) These options were cancelled in fiscal 2000 in exchange for shares of restricted stock. See note (5).

 (7) Represents options to purchase eLoyalty Common Stock granted in 2000, in connection with the spin-off of eLoyalty from TSC, in substitution for options to purchase TSC common stock.

 (8) Represents shares of TSC common stock underlying TSC options granted in 1998. In connection with the spin-off of eLoyalty from TSC in fiscal 2000, these TSC options were converted, along with outstanding TSC options granted in prior years, into substitute options to purchase eLoyalty Common Stock. See note (7).

 (9) 20,000 of these options were cancelled in fiscal 2000 in exchange for shares of restricted stock. See note (5).

(10) Represents TSC options that were cancelled during transition period ended December 31, 1998, as part of a repricing program offered by TSC to all of its employees, other than its executive officers.

(11) Includes (a) principal and interest totaling $328,261 forgiven by eLoyalty under a promissory note, dated November 12, 1998, and (b) employer contributions to an eLoyalty qualified defined contribution plan of $5,100.

(12) Reflects employer contributions to an eLoyalty qualified defined contribution plan.

(13) Includes (a) principal and interest totaling $39,023 forgiven by eLoyalty under a promissory note, dated September 13, 1999, and (b) employer contributions to an eLoyalty qualified defined contribution plan of $5,100.

(14) Includes (a) principal and interest totaling $284,245 forgiven by eLoyalty's U.K. subsidiary under a promissory note, dated July 1, 2000, and
     (b) employer contributions to a personal U.K. pension scheme of $11,755.

OPTION GRANTS IN FISCAL 2000

     The following table shows all grants of stock options made to the Named Executive Officers during the fiscal year ended December 30, 2000, including those options issued in connection with the spin-off of eLoyalty from TSC in substitution for previously granted TSC options. eLoyalty options granted in substitution for TSC options were converted in a manner such that: (i) the aggregate intrinsic value of the options immediately before and after the exchange was the same; and (ii) the ratio of the exercise price per share per option to the market value per option was not reduced. As a result, the exercise prices of such substitute options were below the fair market value of eLoyalty Common Stock on the date of conversion.

                                                    INDIVIDUAL GRANTS
                           --------------------------------------------------------------------
                           NUMBER OF          % OF TOTAL
                           SECURITIES          OPTIONS       PER SHARE   PER SHARE
                           UNDERLYING         GRANTED TO     EXERCISE     FMV ON
                            OPTIONS           EMPLOYEES       OR BASE      GRANT     EXPIRATION
          NAME              GRANTED         IN FISCAL YEAR     PRICE      DATE(1)       DATE
          ----             ----------       --------------   ---------   ---------   ----------
Kelly D. Conway..........    175,000(3)         2.08%         $36.63      $36.63      02/10/10
                               2,246(4)(5)      0.03%         $ 1.51      $35.88      06/23/04
                             125,341(4)(5)      1.49%         $ 1.41      $35.88      07/08/04
                              46,927(4)(5)      0.56%         $ 2.35      $35.88      06/01/05
                              29,952(4)(5)      0.36%         $ 4.24      $35.88      01/11/06
                             139,155(4)(5)      1.66%         $ 7.95      $35.88      06/19/06
                             161,730(4)(5)      1.93%         $13.26      $35.88      06/23/07
                              77,870(4)(6)      0.93%         $18.16      $35.88      06/25/08
Timothy J. Cunningham....     20,000(3)         0.24%         $36.63      $36.63      02/10/10
                             100,000(7)         1.19%         $10.91      $21.70      01/05/10


                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                 ANNUAL RATES OF STOCK PRICE
                               APPRECIATION FOR OPTION TERM(2)
                            -------------------------------------
          NAME                 0%            5%            10%
          ----                 --            --            ---
Kelly D. Conway..........  $        0    $        0    $        0
                           $   77,173    $   96,224    $  118,569
                           $4,320,291    $5,394,336    $6,656,487
                           $1,573,246    $2,068,985    $2,677,029
                           $  947,666    $1,306,799    $1,760,471
                           $3,886,557    $5,696,282    $8,029,620
                           $3,657,071    $6,159,705    $9,545,121
                           $1,379,841    $2,786,790    $4,783,589
Timothy J. Cunningham....  $        0    $        0    $        0
                           $1,079,370    $2,444,071    $4,537,791

                                                    INDIVIDUAL GRANTS
                           --------------------------------------------------------------------
                           NUMBER OF          % OF TOTAL
                           SECURITIES          OPTIONS       PER SHARE   PER SHARE
                           UNDERLYING         GRANTED TO     EXERCISE     FMV ON
                            OPTIONS           EMPLOYEES       OR BASE      GRANT     EXPIRATION
          NAME              GRANTED         IN FISCAL YEAR     PRICE      DATE(1)       DATE
          ----             ----------       --------------   ---------   ---------   ----------
Christopher J. Danson....     50,000(3)         0.60%         $36.63      $36.63      02/10/10
                               4,043(4)(5)      0.05%         $ 2.16      $35.88      09/23/03
                               7,277(4)(5)      0.09%         $ 1.41      $35.88      07/08/04
                               4,043(4)(5)      0.05%         $ 2.35      $35.88      06/23/05
                               8,895(4)(5)      0.11%         $ 7.95      $35.88      06/19/06
                              18,868(4)(8)      0.22%         $ 9.08      $35.88      09/04/08
                              17,970(4)(9)      0.21%         $ 7.51      $35.88      10/01/08
Craig B. Lashmet.........    125,000(3)         1.49%         $36.63      $36.63      02/10/10
                              29,650(4)(5)      0.35%         $ 4.33      $35.88      10/02/05
                              67,391(4)(5)      0.80%         $ 7.95      $35.88      06/19/06
                              57,204(4)(8)      0.68%         $ 9.08      $35.88      09/04/08
                              59,900(4)(9)      0.71%         $ 7.51      $35.88      10/01/08
N. Vaughan Thomas........    350,000(10)        4.17%         $12.75      $12.75      07/03/10


                            POTENTIAL REALIZABLE VALUE AT ASSUMED
                                 ANNUAL RATES OF STOCK PRICE
                               APPRECIATION FOR OPTION TERM(2)
                            -------------------------------------
          NAME                 0%            5%            10%
          ----                 --            --            ---
Christopher J. Danson....  $        0    $        0    $        0
                           $  136,293    $  164,143    $  195,664
                           $  250,826    $  313,182    $  386,460
                           $  135,543    $  178,804    $  232,017
                           $  248,435    $  364,115    $  513,266
                           $  505,613    $  855,998    $1,357,786
                           $  509,674    $  847,209    $1,332,435
Craig B. Lashmet.........  $        0    $        0    $        0
                           $  935,363    $1,271,618    $1,690,772
                           $1,882,210    $2,758,637    $3,888,643
                           $1,532,918    $2,595,214    $4,116,536
                           $1,698,914    $2,824,029    $4,441,451
N. Vaughan Thomas........  $        0    $2,806,442    $7,112,076

-------------------------
 (1) With respect to eLoyalty options granted in substitution of TSC options, the fair market value shown above reflects the price of eLoyalty Common Stock on the date the TSC options were converted into substitute eLoyalty options. These TSC options were originally granted at fair market value of the underlying TSC shares.

 (2) The dollar amounts shown under the 0%, 5% and 10% columns in the table above are the result of calculations required by the SEC's rules and do not represent the Company's estimates of stock price appreciation. The potential realizable value is calculated by assuming the stock price on the date of grant (or conversion) appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at the appreciated stock price.

 (3) These options were cancelled in exchange for shares of restricted stock granted under the 1999 Stock Incentive Plan.

 (4) Represents eLoyalty options (options to purchase shares of eLoyalty Common Stock) granted in substitution for TSC options (options to purchase shares of TSC common stock). Each substitute eLoyalty option will take into account all employment with both TSC and eLoyalty for purposes of determining when the option becomes exercisable and when it terminates. All other terms of the substitute option are the same as the terms of the TSC option from which it was converted.

 (5) These options are fully vested.

 (6) These options vested as to one-third of the underlying option shares on 6/25/1999, with the remainder vesting in equal monthly installments over 24 months beginning July 1999.

 (7) These options will vest as to one-third of the underlying option shares on 11/15/2001, with the remainder to vest in equal monthly installments over 24 months beginning December 2001.

 (8) These options vested as to one-third of the underlying option shares on 9/4/1999, with the remainder vesting in equal monthly installments over 24 months beginning October 1999.

 (9) These options vested as to one-third of the underlying option shares on 10/1/1999, with the remainder vesting in equal monthly installments over 24 months beginning November 1999.

(10) These options will vest as to one-quarter of the underlying option shares on 7/03/2001, with the remainder to vest in equal monthly installments over 36 months beginning August 2001.

     The 1999 Stock Incentive Plan provides that, in the event of any Change in Control (as defined in such Plan), the Board of Directors would have the discretion (but would not be required) to make such adjustments to outstanding options and other awards under the Plan as it deems appropriate. The 1999 Stock Incentive Plan further provides that such adjustments may include, without limitation, the surrender and "cash out" of all outstanding awards or the substitution of the number and class of securities into which shares of eLoyalty Common Stock are converted in the Change in Control for the shares of eLoyalty Common Stock underlying awards under the Plan, with an appropriate adjustment in the exercise prices or base prices of the corresponding options or stock appreciation rights, respectively. As used in the 1999 Stock Incentive Plan, the term "Change in Control" means, subject to specified exceptions, (i) the acquisition by any individual, entity or group of beneficial ownership of 25% or more of the outstanding common stock or voting securities of eLoyalty, (ii) a change in the identity of a majority of the members of the Board of Directors from those who constituted the Board of Directors at the time that eLoyalty was spun off from TSC (the "Incumbent Board"), counting any new director whose election was approved by a majority of the members of the Incumbent Board as a member of the Incumbent Board, (iii) the consummation of a reorganization, merger or consolidation of eLoyalty or a sale or other disposition of all or substantially all of eLoyalty's assets, other than in a transaction following which the beneficial owners of more than 60% of the outstanding common stock and voting securities of eLoyalty prior to the transaction beneficially own 60% or more of the outstanding common stock and voting securities of the surviving or acquiring entity, in substantially the same relative proportion before and after the transaction, or (iv) the consummation of a plan of complete dissolution or liquidation of eLoyalty.

     In addition to such discretionary adjustment rights of the Board of Directors under the 1999 Stock Incentive Plan, certain eLoyalty executive officers have contractual rights to an acceleration of their options. Among the Named Executive Officers, the employment agreements signed by Messrs. Conway and Cunningham require the automatic vesting, upon a defined change in control, of all then unvested TSC stock options, in the case of Mr. Conway, or all such unvested options that otherwise would vest within two years after such change in control, in the case of Mr. Cunningham. The employment agreement signed by Mr. Thomas provides that, if the Company terminates his employment, other than for Good Cause, during the first two years of his employment, subject to the terms of the applicable option plan and option agreements, 50% of the stock options granted to Mr. Thomas as of his employment termination date will automatically vest. See "Executive Compensation -- Employment Contracts and Employment Termination and Change in Control Arrangements."

OPTION EXERCISES IN FISCAL 2000 AND OPTION VALUES AT DECEMBER 30, 2000

     The following table shows: (i) aggregate exercises of options to purchase eLoyalty Common Stock (and for Mr. Conway TSC common stock) by the Named Executive Officers during the fiscal year ended December 30, 2000; (ii) the value realized upon such exercises; and (iii) the value of options held by such executive officers at fiscal year-end.

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                  SHARES                           OPTIONS                IN-THE-MONEY OPTIONS
                                 ACQUIRED                  AT DECEMBER 30, 2000(1)        AT DECEMBER 30, 2000
                                    ON        VALUE      ---------------------------   ---------------------------
             NAME                EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                --------    --------    -----------   -------------   -----------   -------------
Kelly D. Conway
  TSC Options..................   50,000    $1,447,860          --             --             --              --
  eLoyalty Options.............       --            --     570,243        637,978       $905,809      $1,855,500
Timothy J. Cunningham
  eLoyalty Options.............       --            --          --        100,000             --      $        0
Christopher J. Danson
  eLoyalty Options.............       --            --      51,388        109,708       $ 70,895      $  296,880
Craig B. Lashmet
  eLoyalty Options.............       --            --     183,205        380,940       $ 63,469      $1,039,080
N. Vaughan Thomas
  eLoyalty Options.............       --            --          --        350,000             --      $        0

-------------------------
(1) All options to purchase shares of TSC common stock previously held by the Named Executive Officers were converted into substitute eLoyalty options (options to purchase shares of eLoyalty Common Stock) in connection with, and at the time of, the spin-off of eLoyalty from TSC. Accordingly, no options to purchase TSC common stock were held by the Named Executive Officers at the end of the last fiscal year.

OPTION REPRICINGS

     GENERAL

     During the 2000 fiscal year, certain of the Company's executive officers were permitted to surrender their options for cancellation in exchange for shares of restricted stock at a 2-for-1 exchange ratio, which may be deemed a "repricing" of these options. The following table sets forth certain information concerning this exchange, which is the only "repricing" of options held by Named Executive Officers that was effected after eLoyalty became a publicly traded company in February 2000.

                                              NUMBER OF                                                  LENGTH OF
                                             SECURITIES                                                   ORIGINAL
                                             UNDERLYING     MARKET PRICE      EXERCISE                  OPTION TERM
                                              OPTIONS/      OF STOCK AT       PRICE AT                  REMAINING AT
                                                SARS          TIME OF         TIME OF         NEW         DATE OF
                                             REPRICED OR    REPRICING OR    REPRICING OR    EXERCISE    REPRICING OR
            NAME                   DATE        AMENDED       AMENDMENT       AMENDMENT       PRICE       AMENDMENT
            ----                   ----      -----------    ------------    ------------    --------    ------------
Kelly D. Conway..............    07/01/00      87,500          $12.75          $36.63        $0.00       9.6 years
Timothy J. Cunningham........    07/01/00      10,000          $12.75          $36.63        $0.00       9.6 years
Christopher J. Danson........    07/01/00      25,000          $12.75          $36.63        $0.00       9.6 years
Craig B. Lashmet.............    07/01/00      62,500          $12.75          $36.63        $0.00       9.6 years

     COMPENSATION COMMITTEE DISCUSSION

     On February 10, 2000, a Special Compensation Committee of the Board of Directors (consisting of Mr. Purcell and a former Director, Michael R. Zucchini) that was established prior to the constitution of the current Compensation Committee granted options to purchase 175,000, 20,000, 50,000 and 125,000 shares of eLoyalty Common Stock to Messrs. Conway, Cunningham, Danson and Lashmet, respectively, under the 1999 Stock Incentive Plan. The option exercise price of $36.63 was equal to the fair market value of eLoyalty Common Stock on the date of grant. Within one month after making this grant, the price of eLoyalty Common Stock began to decline and within a few months was trading at a fraction of its February 10th price. The Compensation Committee believes the stock prices attained in February 2000 were the result of extraordinary market movements that swung prices of stocks in the technology sector to record highs, which then rapidly disappeared.

     In considering the rapid stock price decline and the timing of the February grant, the Compensation Committee focused on the Company's need to retain and motivate its executive officers, particularly during its early years as a publicly traded company, and determined it to be in the best interests of the Company that shares of restricted stock be awarded to such Named Executive Officers, among others, under the 1999 Stock Incentive Plan in exchange for the cancellation of their February option grants. Subject to concurrence by each participant, the Compensation Committee approved the issuance of restricted stock in exchange for the cancellation of the February option grants at an exchange ratio of one restricted share for each two option shares cancelled.

     Tench Coxe, Compensation Committee Chair
     John R. Purcell, Compensation Committee Member

EMPLOYMENT CONTRACTS AND EMPLOYMENT TERMINATION AND CHANGE IN CONTROL
ARRANGEMENTS

     Each of the Named Executive Officers has entered into an employment agreement. All such employment agreements, other than the agreement between Mr. Thomas and the Company's U.K. subsidiary, were entered into with TSC and assigned to, and assumed by, eLoyalty in connection with its spin-off from TSC. The material continuing terms of such agreements, including their provisions relating to employment termination generally and following a change in control, are summarized in the following paragraphs.

     MR. CONWAY

     Pursuant to his employment agreement, dated as of January 19, 1996, Mr. Conway's originally specified base salary is subject to annual review and discretionary increase based on his responsibilities, performance and capabilities. In addition, he is eligible to participate in other components of then applicable compensation programs, including annual bonus, equity incentive awards and employee benefit programs. Mr. Conway's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including ones prohibiting Mr. Conway for specified periods from providing consulting services to clients on whose matters he worked and from involvement with certain direct competitors.

     Mr. Conway's employment agreement provides for his employment to continue unless and until terminated in accordance with its terms. The agreement permits either party to terminate it at any time and for any reason upon 90 days prior notice. If, however, the Company terminates Mr. Conway's employment other than for Serious Misconduct (as defined), he is entitled to receive: (i) continuation of his then current base salary, at the rate in effect on the employment termination effective date (the "Termination Date"), for two years thereafter;
(ii) a bonus equal to the average annual bonus earned during the two years immediately preceding the Termination Date ("Average Annual Bonus") for each of such two years, payable each year when annual bonuses are paid; and (iii) continuation of his health insurance benefits until the earlier of the end of such two-year period or such time as he secures alternate employment. If, on the other hand, Mr. Conway's employment is terminated for Serious Misconduct, Mr. Conway is not entitled to any notice period or termination payments. In the event that Mr. Conway dies or becomes permanently disabled during the term of the agreement, he or his estate becomes entitled to receive his then current base salary, Average Annual Bonus and health insurance benefits for a one-year continuation period.

     Mr. Conway's employment agreement further provides that if, following a Change in Control, his title, position, salary or benefits are diminished or his duties or status materially reduced and he resigns within 90 days thereafter, or if he is required to relocate his residence for more than six months to a location outside of the metropolitan area in which he then resides, he declines to do so and his employment is then terminated, he will be entitled to receive the same two-year salary, Average Annual Bonus and health benefits continuation to which he would be entitled if his employment were involuntarily terminated other than for Serious Misconduct. "Change in Control" is defined in the agreement as: (i) the acquisition by any individual, entity or group of 40% or more of the outstanding common stock; (ii) stockholder approval of a merger that results in the holders of a majority of the common stock prior to the merger not owning a majority of the common stock of the surviving entity in substantially the same proportions following the merger; or (iii) a sale of substantially all assets to an entity that is not at least 60% owned by the same stockholders as those prior to the sale. Mr. Conway's agreement provides for the accelerated vesting of all unvested TSC options upon a Change in Control. It also contains a provision that would provide for a reduction in the payments contemplated thereby under circumstances necessary to avoid a "parachute payment" under the Internal Revenue Code.

     MR. CUNNINGHAM

     Mr. Cunningham's employment agreement provides for an initial term of employment ending on July 31, 2000, with automatic renewal terms of one year each, unless notice of non-renewal is given by the Company no later than 90 days prior to expiration of the then current term. The agreement provides that the Company may terminate Mr. Cunningham's employment on not less than 180 days prior notice, except in the case of Serious Misconduct (as defined) by Mr. Cunningham, in which case the termination takes immediate effect. Mr. Cunningham may terminate his employment under the agreement at any time upon not less than 90 days prior notice. The Company will be obligated to pay Mr. Cunningham his salary and health benefits during any applicable termination notice period, unless and until he first obtains alternate employment.

     The agreement provides that Mr. Cunningham will be paid a stated annual salary, subject to annual review and modification by Company management based on Mr. Cunningham's responsibilities, performance and capabilities, may be paid a discretionary annual bonus and will be provided with such other benefits as are generally made available by the Company to its Senior Vice Presidents. Mr. Cunningham's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including one prohibiting Mr. Cunningham for a one-year period from providing consulting services to clients on whose matters he worked. In the event of Mr. Cunningham's death or disability, the agreement provides that his salary, normal bonus and benefits will be continued for a period of one year following the date of death or disability.

     Pursuant to Mr. Cunningham's agreement, if, following a Change in Control (defined in the same manner as in Mr. Conway's agreement), Mr. Cunningham's title, position, duties or salary is diminished and Mr. Cunningham resigns within 90 days thereafter, or if Mr. Cunningham is required to relocate permanently to a location outside of the Chicago metropolitan area and Mr. Cunningham declines and his employment is terminated, then Mr. Cunningham will be entitled to receive (i) a one-year continuation of his salary and health insurance benefits, and (ii) a bonus equal to 50% of his salary. Mr. Cunningham's agreement further provides that any unvested stock options which would otherwise vest during a two-year period following the effective date of a Change in Control will automatically vest upon the Change in Control. In addition, Mr. Cunningham's $200,000 loan from the Company will be forgiven upon any termination of his employment following a Change in Control. See "Certain Relationships and Related Transactions -- Executive Officers."

     MR. DANSON

     Mr. Danson's employment agreement provides for an initial term of employment ending on July 31, 1996, with automatic renewal terms of one year each, unless notice of non-renewal is given by the Company no later than 30 days prior to expiration of the then current term. The agreement provides that either party may terminate Mr. Danson's employment on not less than 30 days prior notice. In the case of Serious Misconduct (as defined) by Mr. Danson, however, such employment termination takes immediate effect. The Company will be obligated to pay Mr. Danson his salary and health benefits during any applicable termination notice period, unless and until he first obtains alternate employment.

     The agreement provides that Mr. Danson will be paid an initial salary, subject to annual review and modification by Company management based on Mr. Danson's responsibilities, performance and capabilities, may be paid a discretionary annual bonus and will be provided with such other benefits as are generally made available by the Company. Mr. Danson's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including one prohibiting Mr. Danson for a one-year period from providing consulting services to clients on whose matters he worked.

     MR. LASHMET

     Mr. Lashmet's employment agreement provides for his employment until the agreement is terminated in accordance with its terms. Either party may terminate the agreement at any time upon 90 days prior notice. If the agreement is terminated by the Company following Serious Misconduct (as defined) on the part of Mr. Lashmet, however, the termination takes immediate effect. If the Company terminates Mr. Lashmet's employment other than for Serious Misconduct, he is entitled to receive: (i) continuation of his then current base salary, at the rate in effect on the employment termination effective date, for one year thereafter; (ii) a one year bonus equal to the Average Annual Bonus, payable when annual bonuses are paid; and (iii) continuation of his health insurance benefits until the earlier of the end of such one-year period or such time as he secures alternate employment. In the event that Mr. Lashmet dies or becomes permanently disabled during the term of the agreement, the Company also is obligated to provide such salary, bonus and benefits for one year.

     The agreement provides that Mr. Lashmet will receive a stated salary, subject to annual review and modification by Company management based on Mr. Lashmet's responsibilities, performance and capabilities. It further provides that Mr. Lashmet will be entitled to participate in other components of then applicable compensation programs, including annual bonus, equity incentive awards and employee benefit programs. Mr. Lashmet's agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including ones prohibiting Mr. Lashmet for specified periods from providing consulting services to clients on whose matters he worked and from involvement with certain direct competitors.

     MR. THOMAS

     Mr. Thomas's employment agreement provides that he will take instruction from the Company's President, Chairman or Board of Directors and that his employment by the Company's U.K. subsidiary will continue until his employment is terminated in accordance with the terms of the agreement. In general, the agreement provides that Mr. Thomas's employment may be terminated at any time by either party upon one year prior notice. However, in the case of Good Cause, as defined in the agreement, the Company may terminate Mr. Thomas's employment with immediate effect. The agreement also provides that Mr. Thomas will retire at the end of the month in which he turns 60 years of age. The agreement provides that Mr. Thomas will be paid a base salary, subject to annual review and possible increase at the Company's discretion, may receive a bonus in accordance with the Company's bonus plan, will receive a Company contribution to a retirement plan in the amount of 6% of his annual salary (subject to statutory limitations) and will participate fully in the Company's benefit programs.

     In the event of a termination of Mr. Thomas's employment by the Company's U.K. subsidiary other than for Good Cause, it will be obligated to pay Mr. Thomas his salary and benefits during the applicable notice period, unless and until he first obtains alternate employment providing equal or greater remuneration, and also will be obligated to pay Mr. Thomas a bonus. In the event that such a termination occurs during the first two years of employment, the agreement provides that, subject to the terms of the applicable option plan and option agreements, 50% of the stock options granted to Mr. Thomas as of the date of termination will automatically vest.

     Mr. Thomas' agreement contains undertakings relating to confidentiality and rights to certain intellectual property developed during his employment. It also contains various post-termination restrictive covenants, including one prohibiting Mr. Thomas for a one-year period from providing consulting services to clients on whose matters he worked during the one-year period preceding his employment termination and from involvement with certain direct competitors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EXECUTIVE OFFICERS

     On November 12, 1998, TSC made a loan of $1,200,000 to Mr. Conway. This loan was assumed by eLoyalty in connection with the spin-off. The terms of Mr. Conway's promissory note provide for the principal and interest at a rate of 4.51% per annum to be forgiven, provided Mr. Conway remains employed by the Company (or any parent or subsidiary of the Company) over a period of five years as follows: $300,000 of the principal, plus accrued interest thereon, was forgiven on November 12, 1999; $25,000 in principal, plus accrued interest thereon, was forgiven each month during the twelve-month period ending November 12, 2000; $20,000 in principal, plus accrued interest thereon, is to be forgiven each month during the twenty-four month period ending November 12, 2002; and $10,000 in principal, plus accrued interest thereon, is to be forgiven each month during the final twelve-month period ending November 12, 2003. In the event Mr. Conway's employment terminates for any reason, the Company may declare the outstanding balance of the loan principal plus accrued interest to be immediately due and payable by Mr. Conway in advance of the scheduled November 12, 2003 repayment date. As of March 20, 2001, the outstanding principal loan balance under this note was $520,000. Mr. Conway is responsible for payment of associated income and payroll taxes at the times income related to the loan forgiveness is recognized. Over the last fiscal year, the Company paid a portion of the related income tax amounts totaling $79,951 on behalf of Mr. Conway, on the condition that this amount be repaid in full upon final payment of his annual bonus for fiscal year 2000 which is expected to be paid in April 2001.

     Additionally, on December 15, 1999, TSC made a loan of $125,000 to Mr. Conway that was payable in full upon payment of Mr. Conway's annual bonus for fiscal year 1999. This loan was also assumed by eLoyalty in connection with the spin-off. This loan bore interest at the rate of 5.74% per annum. The principal of and accrued interest on this loan was repaid in full on March 1, 2000.

     On November 19, 1999, TSC made a loan of $200,000 to Mr. Cunningham in connection with his employment, all of which remains outstanding as of March 20, 2001. This loan was assumed by eLoyalty in connection with the spin-off. The terms of Mr. Cunningham's promissory note provide for the principal and interest at a rate of 5.57% per annum to be forgiven in full, provided Mr. Cunningham remains employed by the Company (or any parent or subsidiary of the Company) through November 19, 2002. This loan also will be forgiven in full in the event Mr. Cunningham's employment is terminated by the Company for reasons other than Serious Misconduct (as defined below) or, pursuant to a related letter agreement, upon any employment termination following a Change in Control (as defined in his employment agreement). In the event Mr. Cunningham voluntarily terminates his employment or it is terminated by the Company for Serious Misconduct, the outstanding principal and accrued interest will become immediately due and payable. Under the terms of Mr. Cunningham's promissory note, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities materially harmful to the Company's reputation, willful refusal to perform or substantial disregard of assigned duties, or any significant violation of any statutory or common law duty of loyalty to the Company. To the extent principal and interest are forgiven with respect to his loan, Mr. Cunningham will be responsible for payment of associated income and payroll taxes on income recognized as a result.

     On February 23, 1998, TSC made a loan of $100,000 to Mr. Danson. This loan was assumed by eLoyalty in connection with the spin-off. Mr. Danson's repayment of the principal amount of this loan plus interest at a rate of 5.69% per annum is as follows: $33,333 plus accrued interest was repaid on July 30, 1998; $33,333 plus accrued interest was repaid on March 1, 2000; and $33,334 plus accrued interest will be repaid in April 2001 from the proceeds of Mr. Danson's bonus award for the 2000 fiscal year.

     On September 13, 1999, TSC made another loan of $100,000 to Mr. Danson. This loan was also assumed by eLoyalty in connection with the spin-off. The terms of this loan provide for one-third of the principal amount, plus interest at a rate of 5.42% per annum, to be forgiven on each of the first three anniversaries of the date of the loan, provided that Mr. Danson remains employed by the Company through each such date of forgiveness. In the event Mr. Danson's employment terminates for any reason, the Company may declare the outstanding balance of the loan principal plus accrued interest to be immediately due and payable by Mr. Danson in advance of the scheduled September 13, 2002 repayment date. As of March 20, 2001, the outstanding principal loan balance under this note was $66,667. Mr. Danson is responsible for payment of associated income and payroll taxes at the times income related to such loan forgiveness is recognized.

     On July 1, 2000, eLoyalty's U.K. subsidiary made a loan of $1,200,000 to Mr. Thomas in connection with his employment. The rate at which interest accrues under this loan may fluctuate from time to time, as it is equal to the official U.K. rate of interest for purposes of section 160, Income and Corporate Taxes Act 1988. The applicable interest rate has been 6.25% per annum since the loan's inception. The terms of this loan provide for the principal and interest to be forgiven, provided Mr. Thomas remains employed by the Company over a period of three years as follows: $41,667 in principal, plus accrued interest thereon, is being forgiven each month during the twenty-four month period beginning July 1, 2000; and $16,667 in principal, plus accrued interest thereon, is to be forgiven each month during the next twelve-month period beginning July 1, 2002. Additionally, this loan will be forgiven in full in the event that the Company's U.K. subsidiary terminates the employment of Mr. Thomas for reasons other than Good Cause (as defined below). In the event that, prior to July 1, 2003, Mr. Thomas voluntarily terminates his employment or it is terminated by the Company for Good Cause, the outstanding principal and accrued interest shall become immediately due and payable. For purposes of this loan, "Good Cause" generally includes (i) serious misconduct or material or persistent breach of any of the terms of the promissory note, (ii) willful neglect or refusal to carry out any assigned duties or comply with any lawful and reasonable written instruction received from senior management, in a material or persistent manner, (iii) being subject to a bankruptcy order or entering into any voluntary arrangements with creditors, or (iv) conviction of any criminal offense other than a minor traffic offense. As of March 20, 2001, the outstanding principal loan balance under this agreement was $866,667. Mr. Thomas is responsible for payment of associated income taxes at the times income relating to such loan forgiveness is recognized.

     On February 20, 2001, eLoyalty made a loan of $250,000 to Jay A. Istvan, its Senior Vice President, Strategy and Marketing, in connection with his employment. The entire loan remains outstanding as of March 20, 2001. The terms of Mr. Istvan's promissory note provide for the principal and interest at a rate of 5.18% per annum to be forgiven in full, provided Mr. Istvan remains employed by the Company through February 20, 2003. This loan also will be forgiven in full in the event Mr. Istvan's employment is terminated by the Company for reasons other than Serious Misconduct (as defined below) or in the event that Mr. Istvan terminates his employment pursuant to a Constructive Discharge (as defined below) or by reason of his Disability (as defined below). In the event Mr. Istvan voluntarily terminates his employment other than by reason of a Constructive Discharge or his Disability, or his employment is terminated by the Company for Serious Misconduct, the outstanding principal and accrued interest shall become immediately due and payable. For purposes of the loan to Mr. Istvan, "Serious Misconduct" means embezzlement or misappropriation of corporate funds, conviction of a felony, material breach of his employment agreement with the Company or wilful and continued failure to substantially perform his duties or responsibilities. "Constructive Discharge" means Mr. Istvan's voluntary termination of his employment within 90 days following notice to the Company of the occurrence of any of the following circumstances (if the Company does not correct that circumstance within 15 days after such notice): a reduction in Mr. Istvan's base salary or a reduction in his target annual bonus to less than 100% of his base salary, material diminution of his duties or responsibilities, a change in Mr. Istvan's reporting relationship, such that he no longer reports directly to the Company's chief executive officer, relocation of the Company's corporate offices or Mr. Istvan's principal place of employment, the failure by any successor to substantially all of the Company's assets or business to assume and agree to perform Mr. Istvan's employment agreement within 15 days following a merger, consolidation, sale or similar transaction, or a material breach of Mr. Istvan's employment agreement by the Company. The term "Disability" means, for purposes of this loan, Mr. Istvan's inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of not less than 180 days. Mr. Istvan will be responsible for payment of associated income and payroll taxes on income recognized as a result of any loan forgiveness.

     In addition to a number of other law firms providing legal services to the Company, the law firm of Gordon & Glickson LLC acted as special information technology counsel to eLoyalty on selected matters during fiscal 2000 and continuing into fiscal 2001. One of the equity partners of that firm is the spouse of Deidra D. Gold, eLoyalty's Vice President and General Counsel and one of its executive officers. Total amounts billed during fiscal 2000 by Gordon & Glickson LLC to eLoyalty for professional services and related disbursements approximated $155,000.

DIRECTORS

     Mr. Coxe, the Chairman of eLoyalty's Board of Directors, is a managing director of the general partner of Sutter Hill Ventures L.P. Mr. Hoag, also an eLoyalty Director, is a general partner of Technology Crossover Ventures and one of two managing members of each of the limited liability companies that serves as the general partner to various TCV funds. As disclosed under "Security Ownership of Certain Beneficial Owners and Management," as of March 20, 2001, as a result of their respective affiliations with TCV and Sutter Hill, Mr. Hoag and Mr. Coxe may be deemed to beneficially own approximately 13.90% and 3.97%, respectively, of the then outstanding eLoyalty Common Stock. In addition, Sutter Hill Ventures L.P. and various TCV funds have agreed with eLoyalty and a fund affiliated with Bain Capital to participate in a new venture fund, eLoyalty Ventures, L.L.C., to be sponsored by eLoyalty. Pursuant to an Operating Agreement providing for the formation, management and operation of this new fund, each of Sutter Hill Ventures L.P. and such TCV funds (considered together) have made a capital commitment of $5.1 million (each representing approximately 17% of the total committed capital) to eLoyalty Ventures. eLoyalty, through a limited liability company in which it and certain of its officers are expected to invest, has made a capital commitment to eLoyalty Ventures of $14.7 million (or approximately 49% of the total committed capital). No capital contributions have yet been made to eLoyalty Ventures.

                  SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002

DEADLINE FOR INCLUSION IN PROXY STATEMENT

     Any stockholder proposal to be considered by eLoyalty for inclusion in the proxy statement and form of proxy for next year's annual meeting of stockholders must be received by the Corporate Secretary of eLoyalty at eLoyalty's principal executive offices, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045, no later than December 11, 2001 and must otherwise satisfy the requirements of applicable SEC rules.

DEADLINE FOR NOTICE OF OTHER STOCKHOLDER PROPOSALS/DIRECTOR NOMINATIONS

     Stockholder proposals that are not intended for inclusion in a proxy statement for an annual meeting, but that stockholders intend to introduce at an annual meeting, as well as proposed stockholder nominations for the election of directors at an annual meeting, must each comply with advance notice procedures set forth in eLoyalty's By-Laws in order to be brought properly before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Corporate Secretary of eLoyalty not less than 75 days nor more than 100 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's annual meeting of stockholders, the written notice must be received no earlier than January 23, 2002 and no later than February 17, 2002.

     In addition to timing requirements, the advance notice provisions of the By-Laws contain informational content requirements that must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Corporate Secretary of eLoyalty.

     If the presiding officer at the annual meeting of stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, such business will not be transacted or such defective nomination will not be accepted.

                             ADDITIONAL INFORMATION

     The cost of soliciting proxies will be borne by eLoyalty. In addition to soliciting proxies through the mail, certain employees of eLoyalty may solicit proxies in person, by facsimile or by telephone, without additional compensation. As is customary, eLoyalty will, upon request, reimburse brokers, banks, custodians and other nominee holders of record for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of eLoyalty shares.

     Your vote is important. Please complete the enclosed proxy card with your voting instructions and mail it in the enclosed postage-paid envelope as soon as possible or, if you wish, submit your proxy with voting instructions by telephone or through the Internet by following the instructions on the proxy card.
                                          By Order of the Board of Directors,

                                          [TIMOTHY J. CUNNINGHAM SIG]
                                          Timothy J. Cunningham, Corporate
                                          Secretary

                                                                      APPENDIX A

                              ELOYALTY CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN
               (AS AMENDED AND RESTATED AS OF FEBRUARY 28, 2001)

     1. Purpose. The purpose of the eLoyalty Corporation 1999 Employee Stock Purchase Plan (the "Plan") is to provide employees of eLoyalty Corporation, a Delaware corporation (the "Company"), and its Subsidiary Companies (as defined in Section 15) added incentive to remain employed by such companies and to encourage increased efforts to promote the best interests of such companies by permitting eligible employees to purchase shares of the common stock, par value $.01, of the Company ("Common Stock") at below-market prices. The Plan is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and its Subsidiary Companies are sometimes hereinafter called individually a "Participating Company" or collectively the "Participating Companies."

     2. Eligibility. Participation in the Plan shall be open to each employee of the Participating Companies (a) who has been continuously employed by the Participating Companies for at least three months, (b) whose customary employment by the Participating Companies is greater than 20 hours per week; and
(c) whose customary employment by the Participating Companies is more than five months in any calendar year (each an "Eligible Employee") or any of its subsidiaries. For purposes of the preceding sentence, employment with Technology Solutions Company ("TSC") or any of its subsidiaries immediately prior to the Effective Date shall be treated as employment by a Participating Company. No right to purchase Common Stock hereunder shall accrue under the Plan in favor of any person who is not an Eligible Employee as of the first day of a Purchase Period (as defined in Section 4). Notwithstanding anything contained in the Plan to the contrary, no Eligible Employee shall acquire a right to purchase Common Stock hereunder (i) if, immediately after receiving such right, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary Company (including any stock attributable to such employee under section 424(d) of the Code), or (ii) if for a given calendar year such right would permit such employee's aggregate rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Companies or Parent Corporation (which aggregate rights are exercisable during such calendar year) to accrue at a rate which exceeds $25,000 of fair market value of such stock for such calendar year, all determined in the manner provided by section 423(b)(8) of the Code and the rules and regulations thereunder. In addition, the number of shares of Common Stock which may be purchased by any Eligible Employee during any Purchase Period shall not exceed 1,500, subject to adjustment pursuant to Section 14.

     3. Effective Date of Plan. The Plan was adopted by the Board of Directors (the "Board") on October 21, 1999, and thereafter approved by the stockholders of eLoyalty. The Plan became effective on February 16, 2000 (the "Effective Date"), one day after the record date of the pro rata distribution by TSC to its stockholders of all of the shares of Common Stock then owned by TSC.

     4. Purchase Periods. The first "Purchase Period" shall be the period beginning on the Effective Date and ending on the last business day of the calendar quarter in which the Effective Date occurs (or the last business day of the first calendar quarter beginning after the Effective Date, if so determined by the Committee prior to the Effective Date in its sole discretion), and shall be followed thereafter by successive three-month Purchase Periods, each of which shall begin on the first business day of the following calendar quarter and end on the last business day of such calendar quarter.

     5. Basis of Participation.

          (a) Each Eligible Employee shall be entitled to enroll in the Plan as of the first day of any Purchase Period which begins on or after such employee becomes an Eligible Employee and shall be considered a Participant in the Plan thereafter (a "Participant").

             (i) To enroll in the Plan, an Eligible Employee shall execute and deliver a payroll deduction authorization (the "Authorization") to the Participating Company which is the employee's employer, or its designated agent, in the time and manner specified by the Committee. The Authorization shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. Each Authorization shall direct that payroll deductions be made by the Participating Company which is the employee's employer for each payroll period during which the employee is a Participant in the Plan. The amount of each payroll deduction specified in an Authorization for each such payroll period shall be a whole percentage amount or a whole dollar amount, as determined by the Committee, in either case not to exceed 15%, or such lesser percentage as may be determined by the Committee, of the Participant's current regular wage or salary (before withholding or other deductions) paid to him or her by any of the Participating Companies.

             (ii) Payroll deductions (and any other amount paid under the Plan) shall be made for each Participant in accordance with his or her or her Authorization until his or her or her participation in the Plan terminates or the Plan terminates, all as hereinafter provided.

             (iii) A Participant may change the amount of his or her payroll deduction by filing a new Authorization with the Company or its designated agent, which shall become effective on the first day of the Purchase Period commencing after the execution and delivery of such Authorization. No other changes shall be permitted, except that a Participant may elect to terminate his or her participation in the Plan as provided in Section 8.

             (iv) Payroll deductions shall be credited to a purchase account established on the books of the Company on behalf of each Participant (a "Purchase Account"). At the end of each Purchase Period, the amount in each Participant's Purchase Account will be applied to the purchase from the Company of the number of shares of Common Stock determined by dividing such amount by the Purchase Price (as defined in Section 6) for such Purchase Period.

          (b) The Committee may, in its discretion, establish additional procedures whereby Eligible Employees may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants' bank accounts. Such other methods of participating shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend to terminate any participation procedures established pursuant to this paragraph without prior notice to any Participant or Eligible Employee.

     6. Purchase Price. The purchase price (the "Purchase Price") per share of Common Stock hereunder for any Purchase Period shall be 85% of the lesser of (i) the fair market value of a share of Common Stock on the first day of such Purchase Period and (ii) the fair market value of a share of Common Stock on the last day of such Purchase Period, unless, prior to the beginning of such Purchase Period, the Committee shall determine otherwise (subject to the limitations contained in clause (iii) of Section 9(c)). If such determination results in a fraction of one cent, the Purchase Price shall be increased to the next higher full cent. The fair market value of a share of Common Stock on a given day shall be the average of the high and low transaction prices of a share of Common Stock as reported on The Nasdaq Stock Market(SM) on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported. In no event, however, shall the Purchase Price be less than the par value of the Common Stock.

     7. Issuance of Shares.

          (a) The Common Stock purchased by each Participant shall be considered to be issued and outstanding to his or her credit as of the close of business on the last day of each Purchase Period. The total number of shares of Common Stock purchased by all Participants during each Purchase Period shall be issued, as of the last day in such Purchase Period, to a nominee or agent for the benefit of the Participants. A Participant will be issued a certificate for his or her shares upon the request of the Participant in accordance with procedures established by the Company.

          (b) No interest shall accrue at any time for any amount credited to a Purchase Account of a Participant. After the close of each Purchase Period, a report will be sent to each Participant stating the entries made to his or her Purchase Account, the number of shares of Common Stock purchased and the applicable Purchase Price.

     8. Termination of Participation.

          (a) A Participant may elect at any time to terminate his or her participation in the Plan, provided such termination is received by the Company in writing prior to the last business day of the Purchase Period for which such termination is to be effective. Upon any such termination, the Company shall promptly deliver to such Participant cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination. At any time after such termination, the Participant may request the delivery to such Participant of one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent for any fractional share so held. Such cash equivalent shall be determined by multiplying the fractional share by the fair market value of a share of Common Stock on the last day of the Purchase Period immediately preceding such termination, determined as provided in Section 6.

          (b) If the Participant dies, terminates his or her employment with the Participating Companies for any reason, or otherwise ceases to be an Eligible Employee (including, without limitation, as a result of a Participating Company ceasing to be a Subsidiary Company), his or her participation in the Plan shall immediately terminate. Upon such terminating event, the Company shall promptly deliver to such Participant or his or her legal representative, as the case may be, cash in an amount equal to the balance to his or her credit in his or her Purchase Account on the date of such termination.

     9. Termination or Amendment of the Plan.

          (a) The Company, by action of the Board or the Committee, may terminate the Plan at any time. Notice of termination shall be given to all Participants, but any failure to give such notice shall not impair the effectiveness of the termination.

          (b) Without any action being required, the Plan will terminate in any event when the maximum number of shares of Common Stock to be sold under the Plan (as provided in Section 13) has been purchased. Such termination shall not impair any rights which under the Plan shall have vested on or prior to the date of such termination. If at any time the number of shares remaining available for purchase under the Plan are not sufficient to satisfy all then-outstanding purchase rights, the Board may determine an equitable basis of apportioning available shares among all Participants consistent with Section 423 of the Code.

          (c) The Board or the Committee may amend the Plan from time to time in any respect for any reason; provided, however, no such amendment shall (i) materially adversely affect any purchase rights outstanding under the Plan during the Purchase Period in which such amendment is to be effected, (ii) unless approved by the stockholders of the Company, increase the maximum number of shares of Common Stock which may be purchased under the Plan,
     (iii) decrease the Purchase Price of the shares of Common Stock for any Purchase Period below the lesser of 85% of the fair market value thereof on the first day of such Purchase Period and 85% of the fair market value thereof on the last day of such Purchase Period, (iv) unless approved by the stockholders of the Company, change the class of employees eligible to participate in the Plan or (v) adversely affect the qualification of the Plan under section 423 of the Code.

          (d) Upon termination of the Plan, the respective cash balance, if any, to the credit of each Participant in his or her Purchase Account, one or more certificates for the number of whole shares of Common Stock held for his or her benefit, and the cash equivalent of any fractional share so held, determined as provided in Section 8(a), shall be promptly distributed to such Participant.

     10. Non-Transferability. Rights acquired under the Plan are not transferable and may be exercised only by a Participant.

     11. Stockholder's Rights. No Eligible Employee or Participant shall by reason of the Plan have any rights of a stockholder of the Company until and to the extent he or she shall acquire shares of Common Stock as herein provided.

     12. Administration of the Plan.

          (a) The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), provided that the Board may otherwise appoint
     (i) the entire Board or (ii) a committee consisting of two or more members of the Board, to act as the Committee. In addition to the power to amend or terminate the Plan pursuant to Section 9, the Committee shall have full power and authority to: (A) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (B) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (C) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, any Participant and any other employee of the Company. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

          (b) The Plan shall be administered so as to ensure all Participants have the same rights and privileges as required by section 423(b)(5) of the Code.

     13. Maximum Number of Shares. Subject to the following sentence, the maximum number of shares of Common Stock which may be purchased under the Plan is 500,000, subject, however, to adjustment as hereinafter set forth. Effective upon approval by the Company's stockholders of the amendment to increase the maximum number of shares under the Plan as hereinafter set forth (which amendment is submitted to such stockholders for their approval at the Company's 2001 Annual Meeting of stockholders), the maximum number of shares of Common Stock which may be purchased under the Plan is 1,250,000, subject, however, to adjustment as hereinafter set forth. Shares of Common Stock sold hereunder may be treasury shares, authorized and unissued shares, or a combination thereof.

     14. Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the maximum number and class of securities which may purchased under this Plan, the maximum number and class of securities that may be purchased by any Eligible Employee during any Purchase Period, and the purchase price per security shall be appropriately adjusted by the Committee. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being available under this Plan, such fractional security shall be disregarded.

     15. Miscellaneous.

          (a) Except as otherwise expressly provided herein, any Authorization, election, notice or document under the Plan from an Eligible Employee or Participant shall be delivered to the Company, the Participating Company that is the employer of such Eligible Employee, or their designated agents and, subject to any limitations specified in the Plan, shall be effective when so delivered.

          (b) The term "business day" shall mean any day other than Saturday, Sunday or a legal holiday recognized by the Participating Corporation for which the Participant is employed.

          (c) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (d) The term "Parent Corporation" shall mean any corporation which is, or becomes, after the Effective Date, a parent corporation of the Company (within the meaning of Section 424(e) of the Code).

          (e) The term "Subsidiary Companies" shall mean all corporations which are, or become, after the Effective Date, subsidiary corporations (within the meaning of Section 424(f) of the Code) and of which the Company is the common parent.

          (f) The Plan, and the Company's obligation to sell and deliver Common Stock hereunder, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approval by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required.

     16. Change in Control.

          (a) In order to maintain the Participants' rights in the event of any Change in Control of the Company, as hereinafter defined, upon such Change in Control, the then current Purchase Period shall thereupon end, and all Participants' Purchase Accounts shall be applied to purchase shares of Common Stock pursuant to Section 6, and the Plan shall immediately thereafter terminate.

          (b) "Change in Control" for the purposes hereof means the occurrence of any of the following events after the Effective Date:

             (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company); (2) any acquisition by the Company; (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Corporation; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 16(b); provided further, that for purposes of clause (2) above, if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Company Common Stock or 35% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

             (ii) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board, shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall not be deemed a member of the Incumbent Board;

             (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or a Subsidiary Corporation, the corporation resulting from such Corporate Transaction, and any Person who beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock or the combined voting power of the outstanding securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

             (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

                                                                      APPENDIX B

                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of eLoyalty Corporation (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter at least annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE: ORGANIZATION

     The Committee assists the board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. Other functions of the Audit Committee shall include: (1) reviewing the annual management letter (with the independent auditors), (2) reviewing and approving audit fees and (3) reviewing management "conflict of interest" transactions. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's judgment. Except as permitted by the applicable rules of the Nasdaq Stock Market, Inc., each Committee member shall also meet the independence and financial literacy requirement for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq Stock Market, Inc. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

     One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, and the lead independent audit partner.

     The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

RESPONSIBILITIES

     Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

     Recommending to the Board the independent auditors to be retained (or appointed) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

     Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

     Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationship that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take, appropriate actions to oversee and satisfy itself as to auditors' independence.

     Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

     Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

     Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

     Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

     Discussing with management, and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

     Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

     The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert special or additional assurance as to the financial statements and other financial information provided by the Company to its shareholders and others. It is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to and threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the company), by reason of such person's serving as a member of the Committee against any liability or expense actually or reasonably incurred by such person in respect thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF SUCH DIRECTION,            Please mark
IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 BELOW. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.                       your votes as  [X]
                                                                                                                  indicated in
                                                                                                                  this example


1. To elect 01 Jay C. Hoag as a Class II Director for a three-year term.      3. To ratify the appointment by the Board of Directors
   If such nominee should be unavailable, the proxies or any of them may         of PricewaterhouseCoopers LLP as the Company's
   vote for a substitute nominee at their discretion.                            independent accountants for 2001.

        FOR the nominee             WITHHOLD
         listed above              AUTHORITY                                            FOR         AGAINST        ABSTAIN
                            to vote for the nominee
                                  listed above                                          [ ]           [ ]            [ ]

             [ ]                       [ ]

2. To approve amendment of the eLoyalty Corporation Employee Stock            4. To transact such other business as may properly
   Purchase Plan to increase the number of shares available under the            come before the meeting and any postponement or
   plan from 500,000 to 1,250,000.                                               adjournment thereof.

               FOR         AGAINST         ABSTAIN                            PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                              USING THE ENCLOSED ENVELOPE.
               [ ]           [ ]             [ ]

                                                                                                 I plan to attend the meeting. [ ]


Signature                                       Signature                                      Date                     , 2001
         ---------------------------------------         -------------------------------------     ---------------------
Please sign above exactly as name(s) appear(s) hereon. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

------------------------------------------------------------------------------------------------------------------------------------
                                                      * FOLD AND DETACH HERE *

                                                   VOTE BY TELEPHONE OR INTERNET
                                                    QUICK *** EASY *** IMMEDIATE
                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: CALL TOLL-FREE 1-800-840-1208 FROM ANYWHERE IN NORTH AMERICA ON A TOUCH TONE TELEPHONE 24 HOURS A DAY, 7 DAYS A
                     WEEK.
                               THERE IS NO CHARGE TO YOU FOR THIS CALL. HAVE YOUR PROXY CARD IN HAND.
       YOU WILL BE ASKED TO ENTER A CONTROL NUMBER, WHICH IS LOCATED IN THE BOX IN THE LOWER RIGHT HAND CORNER OF THIS FORM.

 OPTION 1:           To vote as the Board of Directors recommends on ALL proposals, press 1
                              WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.
 OPTION 2:           If you choose to vote on each proposal separately, press 0. You will hear these instructions:
                     Proposal 1 - To vote FOR the nominee, press 1; to WITHHOLD AUTHORITY FOR the nominee, press 9
                     Each of Proposal 2 and Proposal 3 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
                              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
                                                                             OR
2. VOTE BY INTERNET: Have your proxy card ready and follow the instructions at our web site address: http://www.proxyvoting.com/ELOY
                                                                             OR
3. VOTE BY PROXY:    Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: IF YOU VOTE BY INTERNET OR TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. YOUR ELECTRONIC OR TELEPHONIC VOTE
AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES TO THE SAME EXTENT AS IF YOU MARKED, SIGNED, DATED AND RETURNED THE PROXY CARD.

                                                      THANK YOU FOR VOTING.

PROXY                         eLOYALTY CORPORATION                         PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                   MAY 3, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints and constitutes KELLY D. CONWAY, JAY C. HOAG, JOHN T. KOHLER and MICHAEL J. MURRAY, and each or any of them, as proxies of the undersigned, with all the powers that the undersigned would possess if personally present and acting and with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of eLoyalty Corporation to be held at the Hyatt Deerfield, 1750 Lake Cook Road, Deerfield, Illinois, on Thursday, May 3, 2001 at 9:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of eLoyalty Common Stock, par value $0.01 per share, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, subject to any direction indicated on the reverse side of this card. If DIRECTIONS ARE NOT GIVEN, THE PROXIES WILL VOTE FOR EACH OF THE PROPOSALS SHOWN ON THE REVERSE SIDE OF THIS CARD AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

              (CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE)

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *







                              eLOYALTY CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                              THURSDAY, MAY 3, 2001
                                    9:00 A.M.

                                 Hyatt Deerfield
                               1750 Lake Cook Road
                            Deerfield, Illinois 60015

  IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE DETACH THIS
     PORTION OF THE PROXY CARD AND BRING IT WITH YOU. IT WILL SERVE AS YOUR
                                ADMISSION TICKET.